Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into as of the 1st day of January, 2005 by and between LAKE HOSPITAL SYSTEM, INC. an Ohio non-profit corporation whose address is One Victoria Place, Painesville, Ohio 44077, Attention: President and CEO (“Sublandlord”), and HHC OHIO, INC. an Ohio corporation, whose address is 1500 Waters Ridge Drive, Lewisville, Texas 75057, Attention: President (“Subtenant”).

RECITALS:

WHEREAS, the County of Lake, Ohio (“Landlord”), as “Lessor,” and Sublandlord, as “Lessee,” entered into that certain Lease Agreement dated January 1, 2005 (the “Master Lease”) with respect to the Leased Premises (as defined therein) known as Laurelwood Hospital, a copy of which Master Lease is attached hereto and made a part hereof as Exhibit “A”; and

WHEREAS, the Subtenant desires to sublease from the Sublandlord, and the Sublandlord desires to sublease to the Subtenant, the Leased Premises, on the terms and conditions set forth hereinbelow; and

WHEREAS, Sublandlord represents that this Sublease to Subtenant complies with the requirements for a sublease for Hospital Specialty Services under Section 10.1 of the Master Lease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations, promises and covenants herein contained, and in further consideration of ten ($10.00) dollars cash in hand paid by each party hereto to the other, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1. Recitals: The foregoing recitals are true and correct and made a part hereof. Capitalized terms used but not defined in this Sublease shall have the meanings given to them in the Master Lease.

2. Leased Premises and Term: Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Leased Premises for a term (the “Original Term”) commencing as of the date of this Sublease and expiring December 31, 2019, subject to the terms of Section 6 hereinbelow. In addition to the Original Term of this Sublease, Subtenant shall have the option to extend this Sublease for one (1) additional fifteen year term (the “Extension Term”), subject to the same terms and conditions as the Original Term except that the Basic Rent (as hereinafter defined) shall be as provided in Section 3.1 (b) hereof. Subtenant shall exercise its right to extend this Sublease by giving notice thereof not less than twelve (12) months prior to the expiration of the Original Term. The phrase “Sublease Term” shall mean the Original Term and, if Subtenant exercises its option to extend, it shall also include the Extension Term and the phrase “Sublease Year” shall mean each calendar year during the Sublease Term.

3. Rent.

3.1 Basic Rent.

(a) Original Term. On or before the first day of January, April, July and October (each a “Rental Payment Date”) during the Original Term commencing on January 1, 2005 and continuing through October 1, 2019, the Subtenant covenants and agrees to and will pay as Basic Rent hereunder an advance quarterly rent payment in the amount of Two Hundred Thousand Four Hundred Thirty-Three and 23/100 Dollars ($200,433.23). In addition, on December 31, 2007 and each December 31 thereafter to and including December 31, 2012, Subtenant shall make a payment of Forty-One Thousand Six Hundred Sixty-Six Dollars ($41,666.00) to the Lake Hospital Foundation, Inc.

(b) Extension Term. On or before each Rental Payment Date during the Extension Term, commencing January 1, 2020, the Subtenant covenants and agrees to and will pay as Basic Rent hereunder an advance quarterly rent payment in an amount equal to one-quarter of the annual Fair Market Rent (herein so-called) for the Leased Real Property as described below plus $1.00.

If Subtenant exercises its right to extend the Sublease, the parties will have until the date that is six (6) months prior to the date on which the Original Term will expire in order to agree on the Fair Market Rent for the Leased Real Property for the Extension Term (“Fair Market Rent”). If the parties agree on the Fair Market Rent for the Extension Term during that period, they shall immediately execute an amendment to this Sublease stating the dollar amount of Basic Rent for the Extension Term. If the parties are unable to agree on the Fair Market Rent for the Extension Term during that period, then the Fair Market Rent for the Extension Period will be established by appraisal.

Sublandlord and Subtenant shall each appoint one appraiser at least five (5) months prior to the expiration of the Original Term provided, however, that if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Fair Market Rent. If two (2) appraisers are designated, then they shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Fair Market Rent. Each appraiser shall prepare a written appraisal report that shall conform to the standard of professional practice of the American Institute of Real Estate Appraisers. Sublandlord and Subtenant intend that the “Fair Market Rent” shall be for the Leased Real Property only and shall be deemed to be the rent per square foot of unimproved real estate that is then being charged as of the date of such appraisal for similar unimproved real estate in the area of the Leased Real Property that is comparable in quality and location to the Leased Real Property.

Should the two appraisals arrive at different Fair Market Rent for the Extension Term, within said thirty (30) days the two appraisers shall each submit an independent written appraisal and together they shall designate one additional person as appraiser within five (5) days following the expiration of said 30-day period; provided, however, that if the difference between the two appraisals is ten percent (10%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Rent shall equal the average of the two appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either Sublandlord or Subtenant may request that a judge of the Common Pleas Court of Lake County appoint such third appraiser. The Fair Market Rent shall be equal to the average of the two written appraisals which are closest, and the third appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with MAI designation) and unless he or she has at least five (5) years experience as an appraiser in Lake County, Ohio. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Sublandlord or Subtenant. In the event that the Fair Market Rent is not established before the commencement of the Extension Term, Subtenant shall pay a fair market rental for the Subleased Real Property based on the fair market rental as determined by the appraiser designated by Subtenant. When the Fair Market Rent has been established, the Basic Rent shall be retroactively effective as of the beginning of the Extension Term and Subtenant shall pay Sublandlord any deficiency within thirty (30) days after the establishment of the Basic Rent or receive a credit on the Basic Rent next coming due during the Extension Term.

3.2 Additional Payments. The Subtenant covenants and agrees to make Additional Payments to Sublandlord of any amount designated in this Sublease as an Additional Payment and payment for or reimbursement of any and all reasonable costs, expenses and liabilities:

(a) incurred or paid by the Sublandlord in satisfaction of any obligations of the Subtenant hereunder not performed by the Subtenant in accordance with the provisions hereof; or

(b) incurred as a result of a request by the Subtenant for the performance or payment by Sublandlord of any item, action or matter which Sublandlord is not obligated to perform or pay in accordance with the provisions hereof.

All costs, expenses, liabilities, fees and charges described in this Section, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall be paid by the Subtenant on demand.

3.3 Place of Payments. The Basic Rent and Additional Payments shall be paid to the Sublandlord at its address set forth on the first page of this Sublease or to a different address as to which notice is given in accordance with Section 15 hereof.

3.4 Obligations Absolute and Unconditional. The obligations of the Subtenant to pay Basic Rent, Additional Payments and any other amounts payable under this Sublease and to observe and perform its covenants, agreements and obligations provided in this Sublease are absolute and unconditional.

Nothing contained in this Sublease shall be construed as releasing the Sublandlord from the observance or performance of any covenant, agreement or other obligation on its part under the Master Lease or this Sublease; and in the event that the Sublandlord should fail to observe or perform any such covenant, agreement or other obligation, the Subtenant may institute any action against the Sublandlord which the Subtenant may deem necessary to compel observance and performance or to recover damages for nonobservance or nonperformance, provided, however, Subtenant shall not institute such an action if the covenant, agreement or obligation alleged by Subtenant to not have been performed by Sublandlord is an obligation of Subtenant under this Sublease.

The Subtenant (in its own name and on its own behalf or, to the extent lawful, in the name and on behalf of the Sublandlord) may prosecute or defend any action or proceeding or take any other action involving third persons (including, but not limited to, Landlord) which the Subtenant deems to be reasonably necessary to secure or protect its rights of possession, occupancy and use hereunder. In that event, the Sublandlord covenants and agrees (i) to cooperate fully with the Subtenant, and (ii) if the Subtenant shall so request, to take all action necessary to effect the joinder of the Subtenant or substitution of the Subtenant for the Sublandlord in that action or proceeding. If Subtenant is not permitted to so prosecute or defend as aforesaid, then Sublandlord agrees at the request of Subtenant to prosecute or defend the same for and on behalf of Subtenant.

3.5 Security Deposit. During the Original Term, Subtenant shall maintain a Security Deposit, herein so-called, with Sublandlord in the amount of the LOC Amount (hereinafter defined). No Security Deposit shall be required during the Extension Term. Upon the execution of this Sublease, and as the Security Deposit under this Sublease, Subtenant shall deliver to Sublandlord an executed original irrevocable standby letter of credit (“LOC”) in the LOC Amount, in favor of Sublandlord. The initial LOC shall have a term commencing no later than January 1, 2005 and expiring no earlier than December 31, 2005 (subject to the LOC extension requirement hereinafter specified). The LOC may be drawn upon and used upon each occurrence of any Event of Default (as defined in Section 14 of this Sublease) which remains uncured after applicable notice and cure periods. Sublandlord may use all or part of the LOC to pay past due Basic Rent, Additional Payments or other payments due Sublandlord under this Sublease, or to cure any other defaults of Subtenant under this Sublease without prejudice to any other remedy provided by law or herein. The LOC shall be issued in a form and by a national banking association or other financial institution acceptable to Sublandlord. With respect to any Event of Default occurring during the Original Term of the Sublease and which remains uncured following applicable notice and cure periods, Sublandlord shall have the right to proceed against the total LOC Amount at the sole discretion of Sublandlord regarding items and the amounts to be drawn upon relating to any Event of Default by Subtenant; provided, however, that any drawn amounts not properly applied by Sublandlord in accordance with this Section 3.5 shall be promptly paid by Sublandlord to Subtenant, or at Subtenant’s option deposited and maintained by Sublandlord in a separate bank account in the financial institution which issued the LOC on account of Subtenant’s Security Deposit obligations hereunder. Interest shall be paid on any portion of the LOC converted to cash pursuant to the provisions hereof. In the event of the sale of the Leased Premises, Sublandlord shall transfer the Security Deposit, both the LOC and any cash proceeds thereof, to the vendee, provided such vendee agrees in a writing delivered to Subtenant to accept and hold the same in compliance with the terms hereof. Sublandlord shall return the LOC and any amount held in cash by Sublandlord as part of the security deposit promptly upon the expiration of the Original Term; provided, Subtenant is not in default under this Sublease.

The “LOC Amount” shall be (i) for Sublease Years 1 through and including Sublease Year 7, an amount equal to Two Million Six Hundred Sixty-Five Thousand Nine Hundred Sixty-Six Dollars ($2,665,966.00) and (ii) for Sublease Years 8 through the expiration of the Original Term, an amount equal to One Million Three Hundred Thirty-Two Thousand Nine Hundred Eighty-Three Dollars ($1,332,983.00); provided Subtenant remains in continuous compliance with the financial covenants contained in paragraphs 1, 10 through 13 of the Compliance Certificate attached as Exhibit A to the Seventh Amendment to Second Amended and Restated Credit Agreement dated May 23, 2002 by and between Horizon Health Corporation and its subsidiaries and J.P. Morgan Chase Bank and certain other financial institutions as lenders, as the same may be amended from time to time, or any comparable financial covenants that may be contained in a credit facility that replaces such credit facility or such other financial covenants as Subtenant and Sublandlord may agree upon (“Financial Covenants”); and, in the event at any time after the commencement of Sublease Year 8 Subtenant is not in compliance with the Financial Covenants for two consecutive fiscal quarters, then the LOC Amount will be restored to the LOC Amount required pursuant to clause (i) immediately preceding until Subtenant has achieved four consecutive quarters of compliance with the Financial Covenants. Failure to so restore the LOC Amount shall constitute an Event of Default.

The LOC shall contain the following terms and conditions:

(a) The LOC shall be extended without further amendment from year to year unless, at least 30 days prior to its then current expiration date, the issuing bank notifies Sublandlord, in writing, that the issuing bank intends not to renew the LOC.

(i) In the event the LOC is not extended at least 30 days prior to its then stated expiration date and the Original Term of the Sublease has not expired or will not expire prior to the expiration date of the then LOC, then (unless Subtenant has, prior to drafting by Sublandlord, deposited with Sublandlord a substitute LOC in the amount of the Security Deposit) such event shall constitute an Event of Default under this Sublease and Sublandlord shall be allowed to draft upon the issuing bank to draw the full amount of the LOC, subject to the terms and provisions hereinabove set forth.

(ii) The LOC shall be subject to the “Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

(iii) The amount of the LOC shall be payable at sight to Sublandlord within ten (10) business days of presentation of the sight draft, in whole or partial drawings; upon presentation to the issuer of the following documents:

(x) Sublandlord’s written demand for payment making reference to the date and number of the LOC;

(y) Sublandlord’s signed certificate that the amount drawn is required to satisfy an Event of Default which has remained uncured beyond applicable notice and grace periods, as set forth in the Sublease, or that Subtenant has failed to deposit cash or a substitute LOC as required under paragraph (ii) above; and

(z) The original LOC for endorsement of the amount paid and if the draft is for the full amount the LOC is to be surrendered to the issuer.

Sublandlord shall have the right to assign and transfer its right and interests in the LOC only to a purchaser of the Leased Premises; provided such purchaser issues a written receipt therefor delivered to Subtenant.

3.6 Past Due Basic Rent, Additional Payments and Other Amounts. In the event that the Subtenant should fail to make any payment of Basic Rent, Additional Payments or other amounts payable under the Sublease, (i) the payment in default shall continue as an obligation of the Subtenant until the amount in default shall have been paid fully, (ii) during the default period, the amount of any amount in default shall bear interest at the Interest Rate for Advances, and (iii) that interest shall be payable on demand and shall constitute Additional Payments hereunder. In any action brought to collect those Additional Payments, the Sublandlord shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision

4. Use. The Subtenant acknowledges and agrees that during the Term the Subtenant shall use the Leased Property to provide behavioral health services as a for profit private psychiatric hospital licensed under Ohio law and for no other purpose. In addition, Subtenant and any other individual or legal entity directly or indirectly controlling, controlled by or under common control with Subtenant, shall provide only behavioral health services in Lake County and any location within a ten (10) mile radius of the Leased Premises. For purposes of this Section, the term “control” shall mean the ownership of or the power to vote fifty percent or more of the voting stock of a corporation or the ownership of fifty percent or more of the partnership interests, beneficial interests or equity of a partnership, trust, joint venture, limited liability company or other entity or the ability to direct the activities of the management of such entity.

5. Water, Sewer, Gas, Electricity and Other Utilities: During the Term the Subtenant shall be responsible directly to the applicable utility supplier for payment of monthly water, sewer, gas, electricity, and other utilities bills for the Leased Premises.

6. Terms of Master Lease:

(a) This Sublease is subject to and subordinate to the terms, covenants, conditions and limitations of the Master Lease.

(b) Subtenant acknowledges and agrees that during the Sublease Term, the Subtenant shall perform, in full and on time, and be obligated to comply with, all of the terms, covenants and conditions of the “Lessee” under the Master Lease, (i) other than those having to do with Sublandlord’s corporate and tax status, including, without limitation, Sublandlord’s designation as a “nonprofit hospital agency” in Section 1.6 of the Master Lease and corporate and tax status obligations in Sections 8.2 and 8.3 of the Master Lease with which Sublandlord agrees to continue to comply and (ii) other than those requiring the payment of Basic Rent under the Master Lease. It is the parties intent that all of the Sublandlord’s obligations under the Master Lease for the Leased Premises except as specifically excluded hereunder shall be paid and performed by Subtenant on a triple net basis, including, but not limited to all rent, charges, taxes and insurance obligations.

(c) If the Master Lease shall terminate before the expiration of the Sublease Term, Subtenant will, at Landlord’s option, attorn to Landlord and waive any right Subtenant may have to terminate this Sublease or surrender possession thereunder as a result of the termination of the Master Lease, and if Subtenant receives a written notice from Landlord stating that Sublandlord is in default under the Master Lease, Subtenant shall thereafter pay all amounts due to the Landlord under the Master Lease directly to Landlord until such default has been cured.

(d) Sublandlord agrees not to take any action that results in a default under the Master Lease or with the exception of Sublandlord’s purchase of Landlord’s interest in the Leased Premises causes it to be terminated or forfeited. Subtenant shall have the right to request the Sublandlord to make demand upon the Landlord to enforce any obligations of the Landlord under the Master Lease which may affect the Subtenant’s use and enjoyment of the Leased Premises during the Sublease Term. Upon such request the Sublandlord shall timely transmit such demand to the Landlord.

(e) As long as no Event of Default has occurred and is continuing under this Sublease, Sublandlord shall not: (i) exercise any rights under Section 5.2 of the Master Lease to remove or substitute portions of the Leased Premises, (ii) create Permitted Encumbrances on the Leased Premises, or (iii) exercise the right to terminate the Master Lease or modify the Leased Premises under Sections 6.1, 6.2, 9.1, 9.3 or 11.2 of the Master Lease, without in each case the consent of the Subtenant.

(f) Sublandlord represents and warrants that as of the date of this Sublease: (i) the Master Lease is in full force and effect in accordance with its terms and that Sublandlord holds the entire leasehold estate under the Master Lease, (ii) Subtenant shall peacefully have, hold and enjoy the Leased Premises, subject to the terms and conditions of this Sublease, provided that Subtenant timely and fully performs all of its covenants, duties and obligations under this Sublease, and (iii) it has no knowledge of any obligations and liabilities of the Landlord associated with or arising out of Landlord’s ownership of the Leased Premises relating to periods prior to the date of this Sublease.

(g) Sublandlord agrees that the obligation to provide medically necessary and emergency care as provided in Section 2.4 of the Master Lease is limited to the provision of behavioral health care services for the purposes of this Sublease.

(h) Sublandlord will provide Subtenant with copies of all material notices received by it under the Master Lease promptly following their receipt by Sublandlord.

(i) Upon termination of this Sublease, Subtenant will be permitted to remove from the Leased Premises the items of personal and movable property installed by Subtenant to the extent that such items are not essential to the administration, operation and maintenance of the Leased Premises as Hospital Facilities.

7. Modification of the Leased Premises. Subtenant shall be permitted to remodel, make additions, modifications and improvements to the Leased Premises and to substitute and replace personal property and fixtures on the same terms and subject to the same conditions as provided in Article V of the Master Lease. Upon vacating the Leased Premises, and subject to the provisions of Section 4.1 of the Master Lease, the Subtenant shall surrender same and shall clean and restore the Leased Premises, at its own expense, so that the Leased Premises will be in the same condition (except for ordinary wear and tear, damage due to casualty, removal of personal and movable property and modification as permitted herein) as when the Leased Premises were first occupied by the Subtenant.

8. Insurance. Subtenant agrees to purchase and maintain during the Sublease Term the insurance required under the Master Lease and to name Landlord and Sublandlord as additional insureds on said insurance to the same extent as Landlord is required to be so named under the Master Lease.

9. Damage, Destruction and Condemnation. In the event of damage, destruction or condemnation of the Leased Premises to the extent and in the manner provided in Article VI of the Master Lease, Subtenant shall have the same rights and obligations under this Sublease as Sublandlord has under the Master Lease; provided, however that within 90 days of such event Subtenant shall notify Sublandlord of whether it elects to rebuild or restore the Leased Premises or terminate this Sublease. If Subtenant elects to terminate the Sublease as a result of damage, destruction or condemnation occurring during the Original Term, then Subtenant shall pay to Sublandlord upon the effective date of the termination a termination fee in an amount equal to the Basic Rent due for the remainder of the Original Term discounted to present value at a rate of ten percent (10%) per annum, less the net amount of any insurance or condemnation proceeds received and retained by Sublandlord as a result of such damage, destruction or condemnation.

10. Assignments, Subleases and Other Grants. Without the consent of Sublandlord, which it may withhold in its sole discretion, Subtenant shall not (a) assign, sublease or otherwise grant to others the right to operate and control all or any portion of the Leased Premises or (b) grant or release easements, licenses, rights-of-way or other rights and privileges in the nature of easements; provided, however Subtenant may grant to others the right to operate and control a portion of the Leased Premises for the purpose of facilitating the provision of Convenience Activities (“Permitted Grant”) as long as the following conditions are satisfied: (i) No Event of Default has occurred and is continuing under this Sublease, (ii) the Permitted Grant shall expressly be made subject to the terms of this Sublease, (iii) the Permitted Grant shall not affect or reduce any obligations of Subtenant or rights of Sublandlord hereunder, and all obligations of Subtenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no Permitted Grant had been made, and (iv) the Permitted Grant shall not be made to any party which is a business competitor of Sublandlord in the delivery of patient care or has a five percent (5%) or greater interest in any entity which competes with Sublandlord in the delivery of patient care.

11. Right of First Refusal. If Sublandlord intends to sell the Leased Premises at any time during the Sublease Term and whether or not an Event of Default has occurred and is continuing, Sublandlord agrees to give Subtenant, and Subtenant shall have, a right of first refusal to purchase the Leased Premises upon the following terms: (i) Sublandlord shall give Subtenant written notice of its intention to sell the Leased Premises; (ii) Sublandlord shall have received a bona fide letter of intent for the purchase of the Leased Premises which letter of intent must include all of the material terms of the subject transaction including but not limited to the identity of the prospective purchaser, the purchase price, terms of financing, due diligence and feasibility periods and closing date, (iii) a true, correct and complete copy of such letter of intent must be delivered by Sublandlord to Subtenant with the written notice of Sublandlord’s intention to sell, (iv) Subtenant (or one of its affiliates) shall have the right for a period of fifteen (15) business days from receipt of the foregoing to determine whether it wants to acquire the Leased Premises upon the same terms as set forth in such letter of intent (such right shall be exercised by written notice from Subtenant to Sublandlord within such fifteen (15) business day period), (v) if Subtenant does not elect to acquire the Leased Premises pursuant to such right of first refusal and the prospective purchaser identified in such letter of intent does not thereafter close the proposed purchase of the Leased Premises pursuant to the terms of such letter of intent delivered to Subtenant within one-hundred and eighty (180) days after the date thereof, then Subtenant shall once again have a right of first refusal as to the next proposed sale of the Leased Premises. No letter of intent shall be a valid letter of intent if the consideration therein is not to be paid in lawful currency of the United States of America.

If the provisions of this Section 11 shall be breached or violated during any time that they are in effect, Subtenant shall have the right, in addition to any other rights available at law or in equity, to obtain injunctive relief. Sublandlord agrees that it will only sell the Leased Premises in its entirety and will only sell the same for lawful currency of the United States of America.

12. Access Easements, Truck Dock and Signage.

(a) The Leased Premises includes ingress and egress easements that cross land of Lake West Hospital leased by Sublandlord from the Landlord and depicted on survey map no. 2518 prepared by Frank M. Cirinski, P. E., Garrett & Associates, Cleveland, Ohio last updated November, 2004 (the “Survey”) as Parcel Nos. 2 and 5. (the “Access Easements”). Certain of the Lake West Hospital buildings are located on the Access Easements and Sublandlord hereby grants to Subtenant the right to use as an alternate means of ingress and egress the portions of Sublandlord’s parking lot that lies along the Southern boundary of Sublandlord’s property as a means of ingress and egress to Robin Hood Drive which intersects with Euclid Avenue, such area being the area the City of Willoughby Fire Department has designated as an alternate access from Euclid Avenue to the Leased Premises as shown on Exhibit B attached hereto and made a part hereof (the “Alternate Access”). Sublandlord and Subtenant will prepare a legal description of the Alternate Access and Sublandlord will use reasonable efforts to obtain the necessary consents to grant Subtenant an easement for the Alternate Access and terminate the Access Easements.

(b) The Survey shows a light pole located on a traffic island northeast of 3 parking spaces and a 24” drain on the southeast portion of the Leased Premises, which is in the vicinity of the truck dock for Lake West Hospital. Sublandlord shall have the right, at its sole cost and expense, to remove the light pole and the traffic island on which it is located to improve access to its truck dock. If Sublandlord undertakes such project it shall: (i) comply with applicable building and zoning codes and (ii) include as part of the project a suitable means to prevent the trucks using the loading dock from coming into contact with the vehicles parked in the 3 parking spaces after the traffic island has been removed.

(c) The current sign for Laurelwood Hospital is located on land leased to Sublandlord by Landlord. Sublandlord grants to Subtenant a license to use the area occupied by the sign to display on the current sign the name Laurelwood Hospital, the time and temperature and to indicate that the roadway adjacent to the sign is the entrance to Laurelwood Hospital. Subtenant shall make no other changes in the sign without the approval of Sublandlord.

13. Brokerage. The parties hereto each represent to the other that neither has dealt with any real estate broker in connection with the negotiation and/or consummation of the transactions contemplated by this Sublease. Each party agrees that it will defend, save and hold harmless against claim or loss (including reasonable attorney’s fees) which may be asserted against the other by reason of any claims or determinations in contravention of the representations contained in this Section.

14. Events of Default. It shall be an “Event of Default” under this Sublease, if:

(a) Subtenant defaults in payment of Basic Rent, Additional Payments or any other amount of money to be paid by Subtenant as provided in this Sublease, and such default shall continue uncorrected for a period of ten (10) days after written notice to the Subtenant thereof; or

(b) Subtenant defaults in the prompt and full performance and observance of any of the terms and conditions of this Sublease to be performed or observed by Subtenant and not relating to the payment of money, and any such default shall continue uncorrected for a period of thirty (30) days after written notice to the Subtenant thereof, or if any such last mentioned default cannot reasonably be corrected within such thirty (30) day period, then, except upon an event of Force Majeure (as described in the Master Lease provided, however this provision shall not apply to failures by Subtenant to pay rentals or other amounts specified in this Sublease) if Subtenant shall not within such period have commenced in good faith to correct such default and thereafter continue with due diligence to cure such default; or

(c) Subtenant abandons the Leased Premises or ceases to provide behavioral services on the Leased Premises for a period of thirty (30) days, or has a receiver or trustee appointed of the Subtenant’s property (not set aside within thirty (30) days), or shall assign the Subtenant’s property for the benefit of creditors; or

(d) any execution, attachment or other order of court shall be issued upon or against the interest of Subtenant in this Sublease and shall continue for a period of thirty (30) days after notice,

then in any such event, in addition to any and all rights and remedies allowed by law and equity, Sublandlord may, with or without further notice, forthwith terminate this Sublease and Subtenant’s right to possession of the Leased Premises, or Sublandlord may, without terminating this Sublease, terminate Subtenant’s right to possession of the Leased Premises.

Upon the termination of this Sublease, or upon the termination of Subtenant’s right to possession without termination of this Sublease:

(a) Subtenant shall surrender possession and vacate the Leased Premises immediately, and Sublandlord may enter into and repossess said Leased Premises, with or without process of law, and remove all persons and property therefrom; and

(b) Sublandlord may remove from the Leased Premises any and all property found therein and handle and store the same at the risk and expense of Subtenant, and such repossession shall not release Subtenant from Subtenant’s obligation to pay the rents herein provided.

In the event of termination of this Sublease as provided in this Section 14, Sublandlord, in addition to any and all rights and remedies allowed by law and equity, shall upon such termination be entitled to recover damages in the amount equal to the then present value of the rent reserved in this Sublease for the entire residue of the Sublease Term less the then present worth of the fair rental value of the Leased Premises for the residue of the Sublease Term as then in effect, plus the costs incurred, including reasonable legal expenses, to terminate this Sublease and Subtenant’s possession of the Leased Premises.

In the event of any repossession by Sublandlord without terminating this Sublease, Sublandlord shall use Sublandlord’s reasonable best efforts to relet and keep rented the Leased Premises or any part thereof, as agent of Subtenant, to any person, firm or corporation, and on such reasonable terms as Sublandlord may determine, provided that Sublandlord shall use reasonable efforts to mitigate damages to Subtenant arising from Subtenant’s continuing liability under this Sublease. Sublandlord may make repairs, alterations, replacements, and/or decorations in or to the Leased Premises to the extent reasonably necessary and advisable for the purpose of reletting the Leased Premises, and in the making of such repairs, alterations, additions, replacements and/or decorations shall not operate or be construed to release Subtenant from liability hereunder; and Subtenant shall upon demand pay the cost thereof, together with Sublandlord’s expense of reletting (including reasonable legal expenses and brokerage commissions). If the rents collected by Sublandlord upon any such reletting are not sufficient to pay monthly the full amount of the rent reserved herein, together with the cost of such repairs, alterations, additions, replacements, decorations and expenses, Subtenant shall pay to Sublandlord the amount of each monthly deficiency upon demand, and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the rents reserved herein, together with such costs and expenses of Sublandlord, Sublandlord shall, at least every twelve (12) months after such eviction, account for any surplus to Subtenant.

Any and all property which may be removed from the Leased Premises by Sublandlord may be handled, removed, stored or otherwise disposed of by Sublandlord at the risk and expense of Subtenant, and Sublandlord shall in no event be responsible for the preservation or the safekeeping thereof. Subtenant shall pay to Sublandlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property, so long as the same shall be in Sublandlord’s possession or under Sublandlord’s control. If any property shall remain in the Leased Premises or in the possession of Sublandlord, and shall not be retaken by Subtenant within a period of ten (10) days from and after the time when the Leased Premises are either abandoned by Subtenant or repossessed by Sublandlord under the terms of this Sublease, said property shall conclusively be deemed to have been forever abandoned by Subtenant.

15. Prior Understandings: All prior understandings and agreements between the parties with respect to the leasing of the Leased Premises are merged within this Sublease which fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any matter other than by an agreement in writing.

16. Notices: Any notice or demand (collectively, “Notice”) which either party may or must give to the other hereunder shall be in writing to be effective and will be effective only upon delivery (including hand delivery, any nationally recognized overnight courier service, or United States Postal Service, certified mail, return receipt requested). Any Notice refused shall be deemed delivered on the date of such refusal. All delivery of Notices hereunder shall be made at the address set forth on the first page of this Sublease for the respective party. Any party hereto may change the address for Notices hereunder by written notice to the other party. A copy of any Notice given to Subtenant shall be given to

HHC Ohio, Inc., 1500 Waters Ridge Drive, Lewisville, Texas 75057, Attention: General Counsel.

17. Condition of the Leased Premises. Sublandlord makes no representations with respect to this transaction or the Leased Premises. Subtenant takes the Leased Premises in its “AS-IS,” “WHERE-IS” condition as of the date of this Sublease. THE PARTIES EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS SUBLEASE, AND THERE ARE NO WARRANTIES WITH RESPECT TO THE LEASED PREMISES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE, IF ANY.

18. Amendment of Master Lease. Sublandlord shall not amend the Master Lease in any manner that adversely affects the rights of Subtenant under this Sublease without the consent of Subtenant.

19. Indemnity. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from and against any and all expense, loss, claims or liability including reasonable attorneys’ fees arising out of or in connection with any act or omission of Subtenant, its agents, contractors or employees, including, but not limited to, claims as a result of injury to or death of any person, property damage or arising out of or in connection with Subtenant’s use and possession of the Leased Premises, or its breach of this Sublease (including the terms of the Master Lease).

20. Captions and Section Headings. Captions and paragraph headings contained in this Sublease are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Sublease or any provision hereof.

21. Governing Law. This Sublease and all transactions contemplated by this Sublease shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. Venue shall be in Lake County, Ohio.

22. Counterparts. This Sublease may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Sublease and any signatures thereon shall be considered for all purposes as originals.

23. Time of Essence. It is understood and agreed between the parties hereto that time is of the essence of all the terms of this Sublease.

24. Severability of Provisions. If any term or provision of this Sublease or any application thereof shall be invalid or unenforceable, the remainder of this Sublease and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require.

25. Memorandum of Sublease. Upon the execution of this Sublease, the parties shall execute and record a memorandum of Sublease in the public records of Lake County, Ohio.

26. Community Advisory Board. In its operation of the Leased Premises, Subtenant shall form and utilize a community advisory board to provide advice on the delivery of mental health services. The community advisory board will include representatives of social service agencies in Lake County and a representative of Sublandlord.

IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the date first above written.

HHC OHIO, INC.		LAKE HOSPITAL SYSTEM, INC.

By	/s/ DAVID K. MEYERCORD	By	/s/ CYNTHIA MOORE-HARDY
Its	Secretary		Cynthia Moore-Hardy, President and CEO

STATE OF OHIO	§
§

COUNTY OF CUYHOGA	§

On this 29th day and              day of December, 2004, before me, a Notary Public in and for the foregoing County and State, personally appeared and David K. Meyercord, respectively, of HHC Ohio, Inc., who acknowledged their execution of the foregoing instrument as those officers, respectively, of that corporation for and in the name and on behalf of that corporation and by authority granted pursuant to its articles of incorporation, its bylaws and by its Board of Directors; and that the execution of that instrument is their voluntary act and deed of those officers, respectively, and the voluntary and corporate act and deed of that corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

[SEAL]

/s/ SETH M. WOLF
Notary Public – State of Ohio
[Notary Stamp]

STATE OF OHIO	§

§

COUNTY OF LAKE	§

On this 27th day of December, 2004, before me, a Notary Public in and for the foregoing County and State, personally appeared Cynthia Moore-Hardy, President and CEO of Lake Hospital System, Inc., who acknowledged her execution of the foregoing instrument as such officer, respectively, of that corporation for and in the name and on behalf of that corporation and by authority granted pursuant to its articles of incorporation, its code of regulations and by its Board of Directors; and that the execution of that instrument is their voluntary act and deed as such officer, and the voluntary and corporate act and deed of that corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

[SEAL]

/S/ ARTHUR L. COBB
Notary Public – State of Ohio
[Notary Stamp]

PARENT COMPANY GUARANTY

For value received, and in consideration of the willingness of Lake Hospital System, Inc. to enter into this Sublease Agreement with its subsidiary HHC Ohio, Inc., Horizon Health Corporation (“Parent”) hereby irrevocably and unconditionally guarantees to Lake Hospital System, Inc. the prompt and full performance and discharge by HHC Ohio, Inc. of all of HHC Ohio, Inc.’s covenants, agreements, obligations and liabilities under this Sublease Agreement, and the representations and warranties of HHC Ohio, Inc. under this Sublease Agreement (collectively, the “Obligations”), in accordance with the terms hereof. If HHC Ohio, Inc. shall default in the due and punctual performance of any Obligation, Parent will forthwith perform or cause to be performed such Obligation.

The liabilities and obligations of Parent pursuant to this guaranty are unconditional and absolute. Parent hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Lake Hospital System, Inc. to proceed against or take any action against or pursue any remedy with respect to HHC Ohio, Inc. or any other party or make presentment or demand for performance or give any notice of nonperformance (except to the extent provisions for notice to HHC Ohio, Inc. are provided in this Sublease Agreement) before Lake Hospital System, Inc. may enforce its rights under this Sublease Agreement. Parent’s obligations hereunder shall remain in full force and effect until the Obligations shall have been performed in full.

HORIZON HEALTH CORPORATION

By:	/s/ DAVID K. MEYERCORD

Its:	SR. VP Administration

EXHIBIT “A”

MASTER LEASE

LEASE

between

COUNTY OF LAKE, OHIO,

as Lessor

and

LAKE HOSPITAL SYSTEM, INC.,

as Lessee

Dated

as of

January 1, 2005

Lease filed for record with the Lake

County, Ohio, Recorder on

                ,              at

  .m., as Instrument No.                     ,

and recorded at Vol.

Page                      County of Lake,

Ohio, LEASE RECORDS.

INDEX

(This Index is not a part of the Lease but

is for convenience of reference only.)

-ii-

-iii-

-iv-

LEASE

between

COUNTY OF LAKE, OHIO

and

LAKE HOSPITAL SYSTEM, INC.

THIS LEASE, dated as of January 1, 2005 (the “Lease”), is made between the County of Lake, Ohio (the “Lessor”), a county and political subdivision in and of the State of Ohio (the “State”), and duly organized and validly existing under the laws of the State, and Lake Hospital System, Inc. (the “Lessee”), a nonprofit hospital agency, as defined in Section 140.01, Ohio Revised Code, now having its principal office in Painesville, Ohio.

WHEREAS, the Lessor currently is the owner of the real estate described in Exhibit A hereto (hereinafter defined as the “Leased Premises”) on which is located a hospital and related facilities for the provision of behavioral health services (hereinafter defined as the “Existing Facilities”), and

WHEREAS, the Lessor, by resolution duly adopted by its Board of County Commissioners, determined that the leasing of the Leased Real Property and the Existing Facilities to the Lessee will better provide for the health and welfare of the people of the State and of the Lessor by enhancing the availability, efficiency and economy of Hospital Facilities and the services rendered thereby, provide for economies in operation and more effective health services, facilitate participation in federal, state and other financial assistance in meeting the cost of Hospital Facilities and the financing thereof, provide more efficient operation of Hospital Facilities for the service of the general public without discrimination by reason of race, creed, color or national origin, and

WHEREAS, the Lessor and the Lessee have determined to enter into this Lease in order to lease the Leased Real Property and the Existing Facilities from the Lessor to the Lessee under the terms of this Lease:

WITNESSETH, THAT

In consideration of the premises and the mutual covenants hereinafter contained, and in order for the Lessor to carry out the public purposes hereinbefore recited, the parties hereto covenant, agree and bind themselves as follows, provided that no covenant, agreement or obligation of the Lessor under this Lease shall be a general debt on the Lessor’s part, but shall be payable solely out of the rentals, revenues and other income, charges and moneys realized from the use, lease, sale or other disposition of the Leased Premises and any insurance and condemnation awards as herein provided:

ARTICLE I

DEFINITIONS, DETERMINATIONS AND REPRESENTATIONS

Section 1.1. Use of Defined Terms.

In addition to the words and terms defined elsewhere in this Lease, the words and terms set forth in Section 1.2 hereof have the meanings set forth therein, unless the context or use indicates a different meaning or intent. Those definitions are applicable equally to both the singular and plural forms of any of the words and terms defined herein.

Section 1.2. Definitions.

“Accountant” means a recognized firm of independent certified public accountants of good repute licensed by, or permitted to practice in, the State, retained by the Lessee and designated by the Authorized Lessee Representative, which firm shall not have any interest, direct or indirect, in either the Lessee or the Lessor and shall not have a partner, member, director, officer or employee who is a member, director, trustee, officer or employee of either the Lessee or the Lessor.

“Act” means Chapter 140, Ohio Revised Code, as amended, and other applicable provisions of the laws of the State.

“Additional Payments” means the amounts required in Section 3.2 hereof to be paid as Additional Payments.

“Authorized Lessee Representative” means the person designated by the chief executive officer of the Lessee which shall be evidenced to Lessor by a certificate signed by the chief executive officer of the Lessee. Such certificate may designate an alternate or alternates who shall have the same authority, duties and powers as the Authorized Lessee Representative.

“Basic Rent” means the annual rent of One Dollar ($1.00).

“Board of Commissioners” or “Board” means the Board of County Commissioners of the Lessor.

“Business Day” means any day other than a Saturday or a Sunday or any day on which the Lessor is required, authorized or not prohibited by law (including executive orders) to close and is closed.

“Code” means the Internal Revenue Code of 1986, as amended. References to the Code and sections thereof include relevant regulations, temporary regulations and proposed regulations thereunder and under the Internal Revenue Code of 1986, as amended, and any successor provisions to those regulations, temporary regulations or proposed regulations.

“Consultant” means an independent firm which is a professional management consultant, selected by the Lessee as having the skill and experience necessary to render the particular report required and is not unsatisfactory to the Lessor.

“Event of Default” means any one or more of the Events of Default described in Section 12.1 hereof.

“Executive” means the President of the Board of Commissioners or, in his absence or unavailability, any other member of the Board of Commissioners.

“Existing Facilities” means the Hospital Facilities located on the Leased Premises on the date of the commencement of the Lease Term, as more fully depicted on map no. 2518 prepared by Frank M.Cirinski, P.E., Garrett & Associates, Cleveland, Ohio last updated November, 2004, as the same are modified or otherwise changed in accordance with the provisions of this Lease.

“Fiscal Officer” means the County Auditor of the Lessor.

“Fiscal Year” means a period of twelve consecutive months commencing on the first day of January of any year and ending on the last day of December of the same year, both inclusive, or such other consecutive twelve-month period as may hereafter be established as the fiscal year of the Lessee for budgeting and accounting purposes and evidenced by a certificate of the Authorized Lessee Representative filed with the Lessor.

“Governing Board” means the Board of Directors of the Lessee as constituted at the relevant time.

“Governmental Restrictions” means federal and State or other applicable governmental laws or regulations affecting the Leased Premises placing restrictions and limitations on the rates, fees and charges to be fixed, charged and collected by the Lessee, provided, however, that no change in law or regulation shall be deemed applicable by reason of this definition if such change would in any way constitute an impairment of the rights of the Lessor, or the Lessee under this Lease.

“Hospital Facilities” means Hospital Facilities as defined in Chapter 140 of the Ohio Revised Code or other applicable laws of the State.

“Independent Counsel” means a person duly admitted to practice law before the highest court of the State, other than a full-time employee of the Lessor or the Lessee.

“Insurance Consultant” means a firm (not a self-employed individual) selected by the Lessee, designated by the Authorized Lessee Representative and not unsatisfactory to the Lessor, which is qualified to survey risks and to recommend insurance coverage for facilities of the type used by the Lessee and which has skill and experience in such surveys and recommendations, which firm may be a broker or agent with whom the Lessee transacts business but which shall not have any specific financial interest, direct or indirect, in the Lessee.

“Interest Rate” means a rate which is one percent per annum in excess of the interest rate identified as the Prime Rate as published in the Money Rates table of The Wall Street Journal on the date when the obligation to pay the Interest Rate for Advances first arises.

“Lease” means this Lease, as duly amended or supplemented from time to time in accordance with the terms hereof.

“Lease Term” means the period commencing January 1, 2005 and ending on the Termination Date.

“Leased Premises” means the Leased Peal Property and the Existing Facilities and all replacements and substitutions therefor.

“Leased Real Property” means the interests in real estate described in Exhibit A hereto, together with any substitutions or additions made thereto, but less any removals made therefrom, from time to time in the manner and to the extent provided herein.

“Legal Officer” means the Prosecuting Attorney of the Lessor.

“Lessee” means Lake Hospital System, Inc., an Ohio non-profit corporation and a nonprofit hospital agency, as defined in Section 140.01, Ohio Revised Code, and its lawful successors, including without limitation, any surviving, resulting or transferee corporation or entity, as provided in Section 8.3 hereof.

“Lessor” means the County of Lake, Ohio, a county and political subdivision in and of the State.

“Net Proceeds,” when used with respect to any insurance or condemnation award, means the proceeds therefrom remaining after payment of all expenses (including attorney’s fees and any extraordinary expenses of the Lessor or Lessee) incurred in the collection thereof.

“Notice Address” means:

(a) As to the Lessor:	Board of County Commissioners
County of Lake, Ohio
Lake County Administration Center
105 Main Street
Painesville, Ohio 44077
Attention: County Administrator

(b) As to the Lessee:	Lake Hospital System, Inc.
1 Victoria Place Painesville, Ohio 44077 Attention: President

or a different address as to which notice is given pursuant to Section 13.2 hereof.

“Permitted Encumbrances” means, as of any particular time, (i) statutory rights of the United States of America under 42 U.S.C. §291 et. seq., and similar rights under other federal and state statutes, (ii) any lease of the Leased Premises not requiring prior consent of the Lessor, (iii) utility, access and other easements and rights of way, restrictions, reservations and exceptions which the Lessee certifies will not materially interfere with or impair the operations being conducted in the Leased Premises, (iv) any liens for ad valorem taxes, special assessments or other governmental charges not then delinquent or if delinquent being contested as provided in Section 7.1 of this Lease, (v) any mechanic’s, laborer’s, materialman’s, supplier’s, or vendor’s lien or right to a purchase money security interest in respect thereof if payment is not yet due and payable under the contract in question, or if such lien is contested in good faith as permitted by Section 7.1 of this Lease, (vi) such minor defects, irregularities, encumbrances, utility, access and other easements and rights of way, restrictions, reservations, exceptions and clouds on title as normally exist with respect to properties similar in character to the Leased Premises and as do not in the opinion of counsel satisfactory to the Lessor, in the aggregate materially impair the property affected thereby for the purpose for which it is or will be held by the Lessor, and (vii) any mortgage on the Lessee’s leasehold interest in the Leased Premises, provided that the indebtedness secured thereby does not exceed eighty percent (80%) of the fair market value thereof.

“Person” means firms, associations, partnerships, joint ventures, limited liability companies, securities, estates, trusts, corporations, joint stock companies, public and governmental bodies, any other legal entities and human beings.

“State” means the State of Ohio.

“Tax-Exempt Organization” means (i) any organization described in Section 501(c)(3) of the Code and exempt from taxation under Section 501(a) of the Code, and (ii) a “governmental unit” as that term is used in Section 145 of the Code.

“Termination Date” means June 15, 2037, subject to earlier termination of the Lease by the Lessee pursuant to Section 11.2, by the Lessor and Lessee pursuant to Section 11.3 and by the Lessor pursuant to Section 12.2, but subject to reinstatement under Section 12.7 and subject to renewal pursuant to Section 11.1.

“Value” means, with respect to property (i) with respect to real and personal property, either (a) the value of the property net of accumulated depreciation and amortization as reflected in the most recent audited financial statements of the Lessee, calculated in accordance with generally accepted accounting principles, or (b) at the sole discretion of the Lessee, the aggregate fair market value of such property as reflected in the most recent written report of an appraiser and, in the case of the Leased Premises, who is a member of a nationally recognized organization that certifies real estate appraisers.

Section 1.3. Certain Words Used Herein, References and Headings.

Any reference herein to the Lessor, the Executive, the Board of Commissioners, the Fiscal Officer, any members or officers of the Lessor, or other public boards, commissions, departments, institutions, agencies, bodies or entities, or members or officers thereof, includes those succeeding to their functions, duties or responsibilities pursuant to or by operation of law or performing their function lawfully.

Any reference to a section or provision of the Constitution of the State, the Act, a section, provision or chapter of the Ohio Revised Code, federal or State laws, or regulations governing Medicare or Medicaid includes that section, provision or chapter, or those laws or regulations, as amended, modified, revised, supplemented or superseded from time to time, provided, however, that no amendment, modification, revision, supplementation or supersession of the Constitution or laws of the State shall be deemed to be applicable by reason of this Section, if that applicability would constitute in any way an impairment of the rights or obligations of the Lessor or the Lessee under this Lease.

Words of any gender include the correlative words of any other gender. Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. The terms “hereof,” “herein,” “hereby,” “hereto” and “hereunder,” and similar terms, refer to this Lease, and the term “hereafter” means after, and the term “heretofore” means before, the date of delivery of this Lease.

Section 1.4. Status and Authority of Lessor.

The Lessor represents and warrants that it has been duly organized and is validly existing under the laws of the State, that it is a “public hospital agency” as defined in Section 140.01(B), Ohio Revised Code, and that it has authority by virtue of the Act, particularly Sections 140.03 and 140.05, Ohio Revised Code, to enter into the Lease, all of which is in furtherance of the public purposes of the Lessor and the State set forth in Section 140.02, Ohio Revised Code.

Section 1.5. Public Purpose for Lease.

The Board of Commissioners has found and determined and confirms hereby that this lease of the Leased Premises to Lessee will promote the public purposes of the Lessor and the State, as stated in Section 140.02, Ohio Revised Code, and that the Lessor will be duly benefited thereby.

Section 1.6. Qualification of Lessee.

The Lessor has found and determined and confirms hereby that the Lessee is a nonprofit hospital agency, as defined in Section 140.01, Ohio Revised Code, which has authority to lease the Leased Premises and operate the Leased Premises as part of a hospital open to the public, admitting patients without regard to race, creed, color or national origin.

ARTICLE II

LEASED PREMISES, TERMS OF LEASE, PURPOSE

Section 2.1. Leased Premises and Possession.

In consideration of the rents for which provision is made herein and of the covenants, agreements and obligations, and in reliance upon the representations and warranties, of the Lessee herein, the Lessor covenants and agrees to lease, and hereby leases, the Leased Premises to the Lessee, and the Lessee hereby leases the Leased Premises from the Lessor, subject to the provisions of this Lease and the Permitted Encumbrances.

TO HAVE AND TO HOLD the Leased Premises unto the Lessee for the Lease Term.

Possession of the Leased Premises shall be delivered and accepted upon the commencement of the Lease Term.

Section 2.2. Purpose.

During the Lease Term, the Leased Premises will be operated, maintained, managed, used, occupied, and repaired as Hospital Facilities (unless there is an Event of Default and the Lessee has been excluded from possession of the Leased Premises hereunder), as contemplated by the Act in accordance with the terms of this Lease for the service of the general public, without discrimination by reason of race, creed, color or national origin.

Section 2.3. Assumption of Liabilities.

Lessee agrees to assume and pay all existing obligations and liabilities of the Lessor whether fixed or contingent, known or unknown, associated with or arising out of Lessor’s ownership of the Leased Premises. Lessee further agrees to pay all future obligations and liabilities associated with the use, operation or ownership of the Leased Premises and to hold Lessor harmless therefrom.

Section 2.4. Provision of Indigent Care.

The Lessee covenants and agrees to continue its policy of providing medically necessary inpatient and emergency hospital services to residents of Lake County, without regard to their ability to pay for the same.

ARTICLE III

RENT AND ADDITIONAL PAYMENTS

Section 3.1. Basic Rent.

On or before the second day of January in each calendar year during the Lease Term, the Lessee covenants and agrees to and will pay as Basic Rent, the amount of One Dollar ($1.00).

Section 3.2. Additional Payments.

The Lessee covenants and agrees to make Additional Payments as follows:

(a)

To the Lessor, regardless of whether an Event of Default has occurred hereunder, payment of any amount designated in this Lease as an Additional Payment and payment for or reimbursement or prepayment of any and all reasonable costs, expenses and liabilities:

(i)	incurred or paid by the Lessor, in satisfaction of any obligations of the Lessee hereunder not performed by the Lessee in accordance with the provisions hereof;

(ii)	incurred as a result of a request by the Lessee or a requirement of this Lease, or

(iii)

incurred in the defense of any action or proceeding with respect to the Leased Premises or in enforcing this Lease, including without limitation, those liabilities described in Sections 8.8 and 12.4 hereof.

In the event the Lessee shall fail to make any payment as required by this Lease, the payment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid.

All costs, expenses, liabilities, fees and charges described in this Section, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall be paid by the Lessee on demand. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

Section 3.3. Place of Payments.

The Basic Rent shall be paid to the Lessor at the Notice Address of Lessor.

Section 3.4. Obligations Absolute and Unconditional.

The obligations of the Lessee to pay Basic Rent, Additional Payments and any other amounts payable under this Lease and to observe and perform its covenants, agreements and obligations provided in this Lease are absolute and unconditional. To secure the prompt payment of the Basic Rent, Additional Payments and any other amounts payable, and the observance and performance by the Lessee of its covenants, agreements and obligations under this Lease, the Lessee hereby covenants and agrees to make payments required of it hereunder from any moneys legally available to the Lessee in the manner and at the times provided in this Lease.

At the Lessee’s own costs and expense, in its own name and on its own behalf or, to the extent lawful, in the name and on behalf of the Lessor, the Lessee may prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems to be reasonably necessary to secure or protect its rights of possession, occupancy and use hereunder. In that event, the Lessor covenants and agrees (i) to cooperate fully with the Lessee, but at the Lessee’s expense, and (ii) if the Lessee shall so request, to take all action necessary to effect the substitution of the Lessee for the Lessor in that action or proceeding.

Section 3.5. Prepayment of Basic Rent and Additional Payments. There is reserved expressly to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, to prepay all or any part of the Basic Rent, Additional Payments and other amounts payable under the Lease. The Lessor covenants and agrees that the Lessor will accept that prepayment. All Basic Rent, Additional Payments and other amounts so prepaid shall be credited to the Basic Rent, Additional Payments and other amounts payable under the Lease, as the case may be, in the order in which they are payable.

Section 3.6. Past Due Basic Rent, Additional Payments and Other Amounts.

In the event that the Lessee should fail to make any payment of Basic Rent, Additional Payments or other amounts payable under the Lease, (i) the payment in default shall continue as an obligation of the Lessee until the amount in default shall have been paid fully, (ii) during the default period, the amount of any Additional Payments in default shall bear interest at the Interest Rate for Advances, and (iii) that interest shall be payable on demand and shall constitute Additional Payments hereunder. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

ARTICLE IV

PERSONAL PROPERTY

Section 4.1. Installation of Personal Property by Lessee.

From time to time, in its sole discretion and at its own expense, the Lessee or any sublessee of the Lessee may install personal property on the Leased Premises. All personal property so installed shall be property of the Lessee or its sublessee, as the case may be, in which the Lessor shall have no interest.

Subject to Section 4.2 hereof, the personal property installed by Lessee or its sublessee may be modified or removed at any time.

Nothing contained herein shall prevent the Lessee or any of its sublessees from purchasing personal property under a conditional sale, installment purchase or lease sale contract or subject to a vendor’s lien or security agreement, as security for the unpaid portion of the purchase price thereof.

The Lessee shall pay or cause to be paid, as they become due, the purchase price of, and all costs and expenses in connection with, the acquisition and installation of any personal property installed by the Lessee or any sublessee pursuant to this Section.

Section 4.2. Movable Furnishings, Equipment and Other Personal Property.

The Lessee covenants and agrees to obtain and maintain within the Leased Premises all movable furnishings, equipment and other personal equipment essential to the administration, operation and maintenance of the Leased Premises as Hospital Facilities.

The Lessee further covenants and agrees to replace promptly any worn out or obsolete movable furnishings, equipment or other personal property used by the Lessee in connection with the administration, operation and maintenance of the Leased Premises as Hospital Facilities with movable furnishings, equipment or other personal property or comparable operating capacity and for the same purpose or use, unless in the determination of the Lessee the worn out or obsolete movable furnishings, equipment or other personal property are no longer essential to the administration, operation and maintenance of the Leased Premises as Hospital Facilities.

ARTICLE V

MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 5.1. Maintenance and Modifications of Leased Premises by Lessee.

Lessee, at its expense, during the Lease Term shall, at its own cost, (i) keep and maintain or cause to be kept and maintained, the Leased Premises, including all appurtenances thereto and any personal property therein or thereon, in good repair and good operating condition, replacing any part or parts thereof which may become worn out or damaged by other suitable property which does not diminish the utility of the Leased Premises as Hospital Facilities, and (ii) maintain the suitability of the Leased Premises as Hospital Facilities. Upon the expiration or termination of this Lease, unless Lessee shall have exercised its rights set forth in Section 11.2 hereof, the Lessee shall surrender the Leased Premises and appurtenances thereto to Lessor in as good condition as prevailed at the time Lessee was put in full possession thereof, loss by fire or other casualty covered by insurance, ordinary wear and tear, obsolescence, removal and replacement and acts of God excepted.

So long as such shall not be in violation of the Act, Lessee shall have the privilege of demolishing, rebuilding, and remodeling the Leased Premises or making additions, modifications and improvements to the Leased Premises, from time to time as it, in its discretion, may deem to be desirable for its uses and purposes as Hospital Facilities, provided that such demolition, rebuilding, remodeling, additions, modifications or improvements do not diminish the utility of the Leased Premises as Hospital Facilities. The cost of such demolition, rebuilding, remodeling, additions, modifications and improvements shall be paid by Lessee.

Section 5.2. Substitution or Removal of Portions of the Leased Premises.

(a)

Lessee covenants and agrees that the suitability of the Leased Premises as Hospital Facilities will not be impaired. Lessee shall have the privilege from time to time of substituting or replacing property comprising a part of the Leased Premises for any portions of the Leased Premises, provided that the property so substituted or replaced shall not impair the suitability of the Leased Premises as Hospital Facilities. Any such substituted or replaced property shall become subject to Permitted Encumbrances and any permitted security interest therein authorized by Section 4.1 of this Lease. All buildings, structures, improvements, machinery, equipment and other property that shall be constructed, placed or installed in or upon the Leased Premises as an addition to or as a substitute for or in renewal or replacement thereof, shall become a part of the Leased Premises, as the case may be.

(b)

In any instance where the Lessee in its sole discretion determines that any portions of the Leased Premises have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may remove such portion provided that such removal shall not impair the operating viability of the Leased Premises as Hospital Facilities.

(c)

As provided in this Section, the Lessee shall have the right to have any land, or other interest in the Leased Premises constituting a portion of the Leased Premises which is not essential to the operation of the Leased Premises released from the definition of the Leased Premises and the provisions of this Lease. The Lessor shall join in any such release upon the written request of the Lessee therefore accompanied by a certificate of the Authorized Lessee Representative stating that the conditions set forth in the first sentence of this paragraph have been met.

(d)	Upon any removal under the provisions of this Section, the Lessee shall notify the Lessor of the property so removed.

(e)	Any property so removed that is owned by the Lessor may be transferred by the Lessor to the Lessee.

Section 5.3. Taxes, Other Governmental Charges and Utility Charges.

The Lessee covenants and agrees to pay, when due, all assessments, levies, taxes and insurance premiums of every kind and nature relating to the whole or any part of the Leased Premises, or any interest therein, and all costs, expenses, liabilities and charges of every kind and nature, including charges for gas, electricity, water, sewer and other utilities, relating to the maintenance, repair, replacement and improvement, if undertaken hereunder by the Lessee, of the Leased Premises or any part thereof or any facilities, machinery or equipment thereon, or relating to the operations or services conducted or provided thereon or in connection therewith which may arise or accrue during the Lease Term, provided, however, that the Lessor will cooperate fully with the Lessee, but at the Lessee’s expense, in any contest, unless the tax assessment or charge is assessed or levied by the Lessor, in which event the Lessee shall have the right to contest the tax, assessment or charge as if the Lessee were the owner of the Leased Premises.

Nothing contained in this Section shall be deemed to constitute an admission that the Lessor, the Lessee or any of the Lessee’s or Lessor’s properties is subject to assessments or taxes or a consent thereto, provided, that with respect to the obligations imposed upon it under this Section, the Lessee may exercise the right to contest them to the same extent and in the same manner as if provided in Section 7.1 of this Lease.

Section 5.4. Insurance.

(a)

The Lessee covenants and agrees that, except as may be permitted otherwise by this Section, it shall keep the Leased Premises and other properties, operations and equipment of Lessee insured at all times and carry such other insurance with respect to the operations and maintenance of the Leased Premises, and other properties, operations and equipment of Lessee of such type, against such risks and in such amounts as are normally carried by hospitals of similar type and size in the State and will pay timely the premiums for at least the following insurance with respect to the Leased Premises and other properties, operations and equipment of Lessee:

(i)

fire and extended coverage including, but not limited to, insurance against loss or damage from lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, malicious mischief and vandalism, or equivalent coverage obtainable through Federal or State programs as may be approved for issuance in the State;

(ii)	insurance coverage of boilers, pressure vessels and auxiliary piping;

(iii)	comprehensive general liability insurance;

(iv)	business automobile liability insurance including property damage;

(v)	workers’ compensation and employer’s liability coverage as required by the laws of the State;

(vi)

business interruption insurance, covering loss of Lessee’s anticipated revenues by reason of the total or partial suspension of, or interruption in, the operation of the Leased Premises and other properties, operations and equipment of Lessee, with such exceptions as are customarily imposed by insurers;

(vii)	professional liability insurance protecting the Lessor and Lessee against liability for death, injury, loss or damage occurring during examination, diagnosis, treatment or care of any patient; and

(viii)	fidelity bonds on all officers and employees of the Lessee who have access to or have custody of Lessee’s revenues.

Any insurance required to be carried under this Section may be included as part of any blanket or other policy or policies of insurance covering not only the Leased Premises but also other properties in which the insured has an insurable interest in the case of property and, in the case of all policies, may include additional named insureds and may include deductibles or funded self-insured retention levels as are appropriate.

Upon the request of Lessor, which shall be made not more frequently than once a each Fiscal Year, Lessee shall file with the Lessor an opinion of an Insurance Consultant to the effect that the coverage and deductibles maintained by the Lessee for all of the insurance policies required by this Section are appropriate for hospitals of similar type and size in the State.

In the event the Lessee in good faith determines that any insurance required above is not commercially available at a reasonable cost with reasonable terms, it shall so certify to the Lessor and advise the Lessor that it proposes to engage an Insurance Consultant, identifying such Consultant by name and qualifications, to verify such determination and to make recommendations regarding the types, amounts and provisions of any such insurance that should be purchased or funded by the Lessee (taking into consideration the costs and practices of other hospitals of similar size and type in the State to the extent such information is available) and alternative or supplementary programs to provide protection against the types of liabilities covered by such insurance. The Governing Board of the Lessee may, upon resolution adopted in good faith and upon the recommendations of the Insurance Consultant, adopt alternative or supplemental risk management programs which such board determines to be reasonable and which shall not have material adverse impact on the Lessee’s reimbursement from third-party reimbursers, including, without limitation, the right to organize either solely or in connection with other hospitals, or health care institutions or organizations, captive insurance companies, to participate in programs of captive insurance companies organized by others, to establish a self-insurance trust fund, to participate in mutual or other cooperative insurance or other risk management programs with other hospitals or health care institutions or organizations, to participate in or enter into agreements with local, State or federal governments in order to achieve such insurance, to take advantage of State or federal statutes or laws now or hereafter in existence limiting liability, or to participate in other alternative risk management programs, provided, however, if the revision in insurance coverage which the Lessee proposes is required by third-party payment rules or requirements of third party payors which comprise at least twenty percent (20%) of the Lessee’s gross in-patient revenues, then the same conclusively shall be deemed to be reasonable and the Lessee shall not be required to submit the same to an Insurance Consultant. A copy of any such recommendations by said Insurance Consultant shall be filed with the Lessor, and the Lessee shall promptly deliver to the Lessor in writing a copy of each alternative risk management program that has been adopted by its Governing Board. Such program may be implemented on or after the thirtieth (30th) day following the delivery of a written copy thereof to the Lessor.

Notwithstanding the foregoing provisions of this Section, if at any time it shall be unlawful to carry such insurance or if at any time the Lessee shall be unable to obtain such insurance to the extent above required, either as to amount of such insurance or as to the risks covered thereby or the deductible provisions thereof, it will not constitute an Event of Default under the provisions of this Lease if the Lessee shall carry such insurance to the extent reasonably obtainable, as certified by the Insurance Consultant. Any of the insurance required in subsections (i) to (viii), inclusive, may provide a deductible provision deemed reasonable by the Insurance Consultant, and to that extent the Lessee may be a self-insurer.

(b)

Each insurance policy required by this Section (i) shall be by such financially responsible insurer or insurers qualified to write the respective insurance in the State and of recognized standing, (ii) shall be in such forms and with such provisions (including the loss payable clause, the waiver of subrogation clause, and the designation of the named insured parties) as are generally considered standard provisions for the type of insurance involved (provided that provisions superior to standard provisions shall satisfy this requirement) and (iii) shall prohibit cancellation or substantial modification by the insurer or Lessee without thirty (30) days’ prior written notice to the Lessor. Without limiting the generality of the foregoing, all insurance policies carried pursuant to clauses (i), (ii), (iii), (vi) and (vii) of Subsection (a) of this Section shall name the Lessor and the Lessee as parties insured thereunder as the respective interest of each of such parties may appear, and loss under clauses (i) and (ii) shall be made payable and shall be applied as provided in Section 6.1 of this Lease. The Net Proceeds of insurance required by clauses (iii), (iv), (v) and (vii) shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds are paid, and the Net Proceeds of insurance required by clauses (vi) and (viii) shall be applied and handled as all other receipts of the Lessee for use and application in accordance with the provisions of this Lease. Each such policy shall provide that losses thereunder shall be adjusted with the insurer by the Lessee on behalf of the insured parties.

(c)

The Lessee shall annually certify to the Lessor on or before thirty (30) days following the end of each Fiscal Year whether Lessee is in compliance with the insurance requirements required under this Section 5.4, and whether all premiums thereon have been paid in full and, in connection with any such policies which will expire prior to thirty (30) days following the end of the following Fiscal Year, the Lessee shall furnish a list of such policies and their expiration date and, prior to each such expiration date, evidence satisfactory to the Lessor that such insurance has been renewed or replaced and that all premiums thereon have been paid in full.

Section 5.5. Payment by Lessor.

If the Lessee fails to:

(a)	pay taxes, assessments or other governmental or utility charges as required by Section 5.3 hereof,

(b)	maintain and keep in force the insurance required by Section 5.4 hereof,

(c)	maintain required workers’ compensation coverage as required by Section 5.4 hereof, or

(d)	pay or discharge mechanics’ or other liens as required by Section 7.1 hereof,

in addition to any other right or remedy, the Lessor may advance funds to pay any required charges, although the Lessor shall not be obligated to do so. Any funds so advanced, together with interest thereon at the Interest Rate for Advances from the date of advancement, shall constitute Additional Payments and shall be paid by the Lessee on demand. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

ARTICLE VI

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 6.1. Damage and Destruction.

If the Leased Premises, or any part thereof, shall be damaged or partially or totally destroyed by fire, flood windstorm or other casualty at any time during the Lease Term, and if the Lessee shall not have exercised its option to terminate this Lease under Section 11.2(a), there shall be no abatement or diminution of the Basic Rent, Additional Payments or other amounts payable, or in any covenant, agreement or other obligation of the Lessee, under the Lease.

In the event of such damage or destruction by casualty to the Leased Premises, if the Net Proceeds of insurance received by the Lessee are less than $1,000,000, they shall be paid to the Lessee and used as any other revenues of the Lessee.

If the claim for loss resulting from such destruction or damage is in excess of $1,000,000, the Lessee shall promptly give written notice thereof to the Lessor, and the Lessee shall cause such Net Proceeds received in excess of $1,000,000 to be applied in one or more of the following ways:

(a)

as to the portion of the Leased Premises damaged or destroyed, to promptly repair, rebuild or restore same with such changes, alterations and modifications (including the substitution and addition of the other property) as may be designated by the Lessee and as shall in the judgment of the Lessee not impair or diminish its suitability as Hospital Facilities, and there shall be applied for such purpose but only to the extent thereof, any Net Proceeds resulting from claims for such losses, or

(b)

to payment of indebtedness secured by the Leased Premises, provided that no part of such Net Proceeds may be applied for such payment unless the Lessee shall furnish to the Lessor a certificate of a Consultant stating (i) that the property forming a part of the Leased Premises that was destroyed or damaged is not essential to its suitability as Hospital Facilities for use by a hospital institution in connection with its operations, or (ii) that the Leased Premises have been restored to a condition substantially equivalent to its condition prior to such destruction or damage, or (iii) that land or improvements have been acquired, by construction or otherwise, which are suitable for the operation of the Leased Premises as Hospital Facilities.

The Lessee shall adjust losses under the insurance policies related to the Leased Premises, in conformity with this Lease, as promptly as practicable. Any adjustment of any loss or damage in an amount in excess of $1,000,000 under any policy of property insurance relating to the Leased Premises and any settlement or payment of indemnity in an amount in excess of $1,000,000 under any such policy shall be evidenced by a certificate, filed with the Lessor, signed by the Authorized Lessee Representative.

Within ninety (90) days from the date of any such loss or destruction relating to the Leased Premises, the Authorized Lessee Representative shall advise the Lessor, as to which of the ways specified in this Section 6 will apply.

Section 6.2. Eminent Domain.

If any public authority or entity, in the exercise of its power of eminent domain, takes or damages the Leased Premises, or any part thereof at any time during the Lease Term, and if the Lessee shall not have exercised its option to terminate this Lease under Section 11.2(b) hereof, (i) there shall be no abatement or diminution of the Basic Rent, Additional Payments or other amounts payable, or in any covenant, agreement or other obligation of the Lessee under the Lease, and, the Lessee shall take prompt and appropriate measures to protect and enforce its rights and interests and those of the Lessor in connection with any condemnation proceeding. Prompt written notice of any taking or damaging of the Leased Premises or of any official notice thereof or of the institution of any proceeding therefor by any public instrumentality, body, agency or officer shall be given to the Lessor.

In the event that title to or the temporary use of the Leased Premises shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm corporation acting under governmental authority, any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to the Lessee, and, if in excess of $1,000,000, be applied in one of the following ways:

(a)	the restoration of the remaining portion of the Leased Premises to substantially the same condition as it existed prior to the exercise of said power of eminent domain;

(b)	the acquisition, by construction or otherwise, by the Lessee of other land or improvements suitable for operation of the Leased Premises as Hospital Facilities; or

(c)

prepayment of indebtedness secured by the Leased Premises, provided the Authorized Hospital Representative furnishes to Lessor a certificate that (i) the property forming a part of the Leased Premises that was taken by such condemnation is not essential to its suitability as Hospital Facilities for use by a hospital institution in connection with its operations or (ii) that the Leased Premises has been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation proceedings, or (iii) that land or improvements have been acquired, by construction or otherwise, which are suitable for the operation of the Leased Premises as contemplated by clause (b) of this subsection.

Within ninety (90) days from the date of entry of a final order in any eminent domain proceedings granting condemnation with respect to the Leased Premises, the Authorized Lessee Representative shall advise the Lessor, as to which of the ways specified in this Section the Lessee elects to have such proceeds of the condemnation award applied.

The Lessor and the Lessee will cooperate fully in the conduct of any prospective or pending condemnation proceedings with respect to the Leased Premises, or any part thereof, and to the extent that the Lessor may do so lawfully, it will permit the Lessee to litigate in any of those proceedings in the Lessee’s own name and on its own behalf, or to the extent lawful, in the name and on behalf of the Lessor (except in a case in which those proceedings are by the Lessor, in which event the Lessee will have the right to proceed as if it were the owner of the Leased Premises). In no event will the Lessor settle voluntarily or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Leased Premises, or any part thereof, without the written consent of the Lessee.

Section 6.3. Damage to, Destruction of and Condemnation of Lessee-Owned Property.

The Lessee and each of its sublessees shall be entitled to any Net Proceeds paid for damage to, destruction of or condemnation of their own property.

ARTICLE VII

MECHANICS’ LIENS AND OTHER LIENS

Section 7.1. Maintenance of Ownership and No Other Liens.

Except as permitted by this Lease, the Lessee covenants and agrees that it will not sell or otherwise dispose of, all or any part of the Leased Premises, or the Lessee’s or Lessor’s interest therein, or directly or indirectly create or suffer to be created or to remain any mortgage, lien, encumbrance or charge upon, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Leased Premises, other than Permitted Encumbrances. Lessee covenants and agrees to satisfy or cause to be discharged, or to make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, all lawful claims and demands for labor, materials, supplies or other items which, if not satisfied, might by law become a lien upon the Leased Premises, or against the Lessee’s or Lessor’s interest therein.

If any such lien shall be filed against the interest of the Lessor or Lessee in the Leased Premises, or asserted against any amounts payable hereunder, by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Premises at the request or with the permission of the Lessor or the Lessee, or of anyone claiming under the Lessor or the Lessee, the Lessee (subject to the Lessee’s right to contest as described below) shall, within thirty (30) days after it receives notice of the filing thereof or the assertion thereof against such amounts, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Leased Premises or against such amounts, by contest, payment, deposit, bond, order of court or otherwise.

After written notice by the Lessee to the Lessor of the Lessee’s intention to do so, the Lessee may contest the validity or the amount of any lien or account at its own expense and in its own name and on its own behalf, or to the extent lawful in the name and on behalf of the Lessor, by appropriate proceedings duly and timely instituted in good faith and diligently prosecuted.

In the event of a contest, the Lessee may permit any lien or account, or the amount thereof so contested, to remain unpaid during the period of the contest and any appeal therefrom, if the Lessee delivers to the Lessor an opinion of Independent Counsel to the effect that, based on the amount of money involved, by nonpayment of any item, the liens and priority of this Lease and the interests of the Lessor and the Lessee in the Leased Premises, will not be affected materially, and the Leased Premises, or any part thereof, will not be subject to imminent loss or forfeiture. During the period when any lien or account so contested remains unpaid, the Lessee will set aside on its books adequate reserves with respect thereto.

The Lessor will cooperate fully with the Lessee, but at the Lessee’s expense, in any contest (except in a case in which any lien or account is asserted by the Lessor, in which event the Lessee will have the right to contest the lien or account as if it were the owner of the Leased Premises).

If the Lessee fails to cause the lien or account to be discharged, or to contest the validity or amount thereof, as provided herein within the period stated above, in addition to any other right or remedy of the Lessor, the Lessor may discharge the lien or account either by paying the amount claimed to be due or by procuring the discharge of the lien or account by deposit or by bonding, although the Lessor shall not be obligated to do so. Any amount so paid or cost so incurred by the Lessor, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall constitute Additional Payments and shall be paid by the Lessee on demand. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

ARTICLE VIII

CERTAIN REPRESENTATIONS, WARRANTIES,

COVENANTS AND AGREEMENTS

Section 8.1. Certain Representations, Warranties, Covenants and Agreements of Lessor.

(a)	It is a county and political subdivision in and of the State, duly organized and validly existing under the laws of the State.

(b)	It is not in violation of or in conflict with any provision of the laws of the State, which would impair its ability to observe and perform its covenants, agreements and obligations under this Lease.

(c)	It has full power and authority (i) to execute, deliver, observe and perform this Lease and (ii) to enter into, observe and perform the transactions contemplated in this Lease.

(d)	It has duly authorized the execution, delivery, observance and performance of this Lease.

The Lessor covenants and agrees that it will do all things in its power required of it to maintain its existence or to assure the assumption of its obligations under this Lease by any successor public body.

Section 8.2. Certain Representations, Warranties, Covenants and Agreements of Lessee.

(a)

The Lessee (i) is a nonprofit corporation duly organized and validly existing under the laws of the State, no part of the net earnings of which inure or may inure lawfully to the benefit of any member or private individual, (ii) is in good standing under the laws of the State, (iii) is duly qualified to transact its business as now and as intended to be transacted by it, and to lease the Leased Premises, in the State, (iv) has duly accomplished all conditions necessary to be accomplished by it prior to the execution and delivery of this Lease and (v) is not in violation of or in conflict with any provision of the laws of the State which would impair its ability to observe and perform its covenants, agreements and obligations under this Lease.

(b)

The Lessee has full power and authority (i) to own or lease, as applicable, and operate the Leased Premises, (ii) to execute, deliver, observe and perform this Lease and (iii) to enter into, observe and perform the transactions contemplated in this Lease. That execution, delivery, observance and performance does not contravene any provision of law applicable to the Lessee or the Lessee’s Articles of Incorporation or Code of Regulations, and does not contravene or constitute a default under any indenture, agreement or undertaking to which the Lessee is a party or by which it or its property is or may be bound. This Lease has been duly authorized by proper action and has been duly executed and delivered by the Lessee. All necessary steps have been taken by the Lessee to constitute this Lease the valid and binding obligation of the Lessee.

(c)	The Lessee’s Articles of Incorporation and Code of Regulations and its operations conform to those acceptable and required:

(i)	for the Lessee’s exemption from the payment of income taxes under the Code as a nonprofit organization; and

(ii)

for the Lessee to be duly constituted and empowered as an Ohio nonprofit corporation, organized for charitable hospital purposes and eligible to be a lessee under Sections 140.03 and 104.05, Ohio Revised Code.

(d)

The Lessee is, as of the date of the delivery of this Lease, exempt from the payment of federal income taxes as an organization described under Section 501(c)(3) of the Code. The status of the Lessee as an organization exempt under Section 501(c)(3) of the Code and the Lessee’s status as not being a “private foundation” as defined in Section 509(a) of the Code, have been confirmed by a letter dated July 30, 1984, from the Internal Revenue Service. This letter has not been modified, limited or revoked, and no audit or other proceeding with respect to those statuses or that exemption is pending.

The Lessee covenants and agrees that, at all times during the Lease Term:

(e)

So long as it is the Lessee hereunder, it will remain a nonprofit corporation duly organized, validly existing, in good standing, and qualified to transact its business as now and as intended to be transacted by it, and to own its properties, in the State.

(f)

The Lessee will maintain full power and authority (i) to own or lease as applicable, and operate its facilities, including without limitation, the Leased Premises, and (ii) to observe and perform this Lease and to enter into, observe and perform the transactions contemplated in this Lease.

(g)	The Lessee’s Articles of Incorporation and Code of Regulations, and its operations will conform to those acceptable and required as described in subparagraph (c) above.

(h)

The Lessee will take all appropriate measures to assure that it retains the characteristics, statuses and exemption described in subparagraph (d) above. The Lessee will not perform any acts or enter into any agreements which will affect adversely the characteristics, statuses and exemption so described and will not use, carry on or permit to be carried on in the Leased Premises any trade or business other than in conformity with this Lease and the covenants contained herein.

Section 8.3. Lessee to Maintain Corporate Existence, Conditions Under Which Exceptions Permitted.

The Lessee covenants and agrees that during the Lease Term it will maintain its corporate existence as a nonprofit corporation qualified to be a non-profit hospital agency lessee under Sections 140.03 and 140.05, Ohio Revised Code, with all of its present rights and franchises, except as permitted otherwise hereunder. In particular, the Lessee covenants that except as permitted by Section 10.1 or other provisions of this Lease, it will not sell, transfer or otherwise dispose of all or a major portion of the Leased Premises either directly or through a merger, consolidation or other corporate transaction unless the Lessor shall have received an opinion of Independent Counsel acceptable to the Lessor to the effect that (i) immediately after such transaction, neither the Lessor, the Lessee nor such surviving, resulting or transferee corporation (the “Transferee”) shall be in default in the performance or observance of any duties, obligations or covenants of the Lessor or the Lessee under this Lease, (ii) the assumption by such Transferee of the Lessee’s duties and obligations under this Lease constitute valid, binding and legally enforceable obligations of such Transferee and (iii) the Lessee is authorized by the laws of the State to effect such transaction.

If a transaction is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transaction shall be made except in compliance with the provisions of this Section.

Section 8.4. Financial Statements, Certificates of No Defaults.

The Lessee covenants and agrees that it will keep true and proper books of records and accounts in which full and correct entries will be made of all of its business transactions, all in accordance with generally accepted accounting principles applicable to hospitals.

Section 8.5. No Representation or Warranty of Condition or Suitability.

The Lessee and the Lessor agree that the title of the Leased Premises is satisfactory, and the Lessee agrees that all defects, irregularities, encumbrances or clouds on title do not impair the Lessee’s use or occupancy of the Leased Premises. The Lessor does not make any representation or warranty, either express or implied, as to (i) the suitability or utility of the Leased Premises for the Lessee’s purposes or needs, (ii) the earning capacity of the Leased Premises, or (iii) the condition of the Leased Premises.

Section 8.6. Quiet Enjoyment.

The Lessor covenants and agrees that it will not take any action, other than pursuant to Article XII of this Lease, to prevent the Lessee from holding and enjoying the Leased Premises peaceably and quietly for the Lease Term.

The Lessor covenants and agrees further that it will, at the Lessee’s request and expense, defend the Lessee’s possession and enjoyment of the Leased Premises during the Lease Term against all parties or will permit the Lessee, in its own name and on its own behalf, or to the extent lawful, in the Lessor’s name and on its behalf, to defend that possession and enjoyment.

Section 8.7. Right of Access.

The Lessee covenants and agrees that, subject to reasonable security regulations and to reasonable requirements as to notice, the Lessor, and its duly authorized agents, will have the right at all reasonable times to enter upon, examine and inspect the Leased Premises, although the Lessor is under no obligation to do so.

The Lessee covenants and agrees further that the Lessor, its duly authorized agents will have those rights of access to the Leased Premises which may be reasonably necessary for the proper maintenance of the Leased Premises in the event of failure by the Lessee to observe and perform its covenants, agreements and obligations in respect thereof.

Section 8.8. Indemnification.

The Lessee (i) releases the Lessor from, (ii) covenants and agrees that the Lessor will not be liable for, and (iii) covenants and agrees to indemnify the Lessor against all liabilities, claims, costs, losses and expenses imposed upon or asserted against the Lessor on account of:

(a)

any loss or damage to property, or injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to the acquisition, construction, installation, improvement, equipping, maintenance, operation or use of the Leased Premises or occurring otherwise in or about the Leased Premises;

(b)

any breach or default on the part of the Lessee in the observance or performance of any covenant, agreement or obligation of the Lessee under the Lease or arising from the acquisition, construction, installation, improvement or equipping of the Leased Premises, from any act or failure to act by the Lessee or any of its agents, contractors, vendors, servants, employees or licensees;

(c)	ownership or lease of any interest in the Leased Premises; and

(d)	any action, claim or proceeding brought in connection with any of the foregoing;

provided, however, that indemnification under this Section shall not extent to damages resulting from negligent or intentional acts of the Lessor.

In case any action, claim or proceeding is brought or asserted against the Lessor in respect of which indemnification may be sought hereunder, the Lessor shall give notice promptly thereof to the Lessee. Upon receipt of that notice, the Lessee shall have the obligation and the right to assume the defense of the action, claim or proceeding, provided that failure of the Lessor to give that notice shall not relieve the Lessee from any of its covenants, agreements or obligations under this Section unless that failure prejudices the defense by the Lessee of the action, claim or proceeding. At its own expense, an indemnified party may employ separate counsel and may participate in the defense. The Lessee shall not be liable for any settlement made without its consent.

The release and indemnification set forth in this Section are intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Lessor. The release and indemnification are intended to and shall be enforceable by the Lessor, to the full extent permitted by law. All amounts payable under this Section, together with interest thereon at the Interest Rate for Advances from the date of payment by the indemnified person, shall constitute Additional Payments and shall be paid by the Lessee on demand by the indemnified person. In any action brought to collect those Additional Payments, the indemnified person shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

Section 8.9. Compliance with Applicable Law and Insurance Requirements.

The Lessee covenants and agrees to comply promptly with all Legal Requirements, as defined below, during the Lease Term at its sole cost and expense (with reimbursement, if any, pursuant to Section 5.3 hereof), regardless of whether those Legal Requirements require structural repairs or alterations to the Leased Premises or relate to the use, occupancy or manner of use of the Leased Premises. The Lessee will not use or occupy, and will not permit any use or occupancy of, the Leased Premises, or any part thereof, contrary to any Legal Requirements. At its own expense, the Lessee will procure, maintain and comply (or cause compliance) with all permits, licenses and other authorizations required for any use being made of the Leased Premises, or any part thereof, or anticipated to be made thereof from time to time, and for the proper acquisition, construction, improvement, equipping, operation and maintenance of the Leased Premises, or any part thereof.

The lessee may contest any Legal Requirement, at the Lessee’s expense and in its own name and on its own behalf, by any appropriate means in good faith, and may postpone compliance therewith pending the completion of the contest, provided that in the event of any postponement of compliance, the Lessee shall deliver to the Lessor an opinion of Independent Counsel to the effect that the priority of this Lease will not be affected as a result of such contest, that the conduct of the business at the Leased Premises or its maintenance and the interests of the Lessor and the Lessee in the Leased Premises will not be affected materially, and that the Leased Premises, or any part thereof, will not be subject to imminent loss or forfeiture.

As used in this Section, the term “Legal Requirements” means all laws, statutes, codes, ordinances, resolutions, orders, final judgments and decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which are applicable now or may be applicable at any time hereafter to the Lessee, to the Leased Premises, or any part thereof, to any use or condition of the Leased Premises, or any part thereof, or to health care providers or hospitals generally.

The Lessee covenants and agrees further that it will (i) observe and comply with the requirements respecting the Leased Premises, or any part thereof, imposed by any policies of insurance in force at any time with respect to any of the buildings, improvements or equipment constituting a part of the Leased Premises, and (2) will comply with any instruments or documents of record in force at any time or burdening the Leased Premises, or any part thereof.

Section 8.10. Operation of the Leased Premises.

At all times throughout the Lease Term, the Lessee covenants that it shall:

(a)

make reasonable efforts to operate the Leased Premises so as to maintain its accreditation from the Joint Commission on Accreditation of Hospitals or any substitute organization which is nationally recognized as performing the functions now performed by such Commission.

(b)

administer, operate, maintain, repair, occupy and use the Leased Premises in accordance with the terms of this Lease, and faithfully and efficiently administer, operate and maintain the same as Hospital Facilities rendering medically necessary hospital services and related services and care, at all times as facilities are available, without discrimination as to race, creed, color or national origin, to patients who are residents of the Lessor and all members of the general public as facilities are available and as professional opinion determines the necessity thereof.

(c)

prepare or amend existing hospital rules and regulations to provide a code of rules and regulations or policies with respect to the maintenance and operation of the Leased Premises, including, but not restricted to, those governing the admission and discharge of patients, the admission and withdrawal of the right to practice in the Existing Facilities, in accordance with applicable legal requirements, the employment and discharge of personnel, whether for full-time, part-time or special duty, excepting medical and technical personnel including those to assist in laboratories and such other facilities requiring skilled assistance, and the admission of visitors and other personnel to the Leased Premises. A copy of such code of rules and regulations in force from time to time, including all amendments and revisions, shall be made available to the Lessor on request. Such rules, regulations or by-laws may be amended from time to time by the Lessee at its discretion. No rule or regulation shall be adopted which shall require that as a condition of admission or continuation of the right to practice in the Existing Facilities, any professional not be engaged in any group practice.

(d)

provide or cause to be provided on the Leased Premises or on property reasonably adjacent to the Leased Premises sufficient parking for use by the staff and patients of and visitors to the Leased Premises.

Section 8.11. Employment of Professionals.

The Lessee covenants that, for the purpose of performing and carrying out the respective duties imposed on an Accountant, a Consultant, and Insurance Consultant and any other consultants under this Lease, it shall retain an Accountant, Consultant, Insurance Consultant or other consultant to the extent necessary to comply with this Lease.

Section 8.12. Qualification for Third Party Payments.

The Lessee shall at all times, unless a Consultant shall determine that it is in the best interest of the Lessee and the Lessor not to maintain such status, use its best efforts to establish and maintain the status of the Lessee as a provider of health care services, eligible for payment or reimbursement under Medicare, Medicaid, and private insurance and any other successor programs, or any other federal or State programs substituted in lieu thereof or supplementary thereto.

Section 8.13. Extent of Provisions Regarding Lessee, No Personal Liability.

No representation, warranty, covenant, agreement, obligation or stipulation contained in this Lease shall be deemed to constitute a representation, warrant, covenant, agreement, obligation or stipulation of any present or future director, member, officer, agent or employee of the Lessee in an individual capacity, and to the extent authorized and permitted by applicable law, no official executing or approving the Lessee’s participation in the Lease shall be liable personally under the Lease or be subject to any personal liability or accountability by reason therefor.

ARTICLE IX

RELEASE OF PORTIONS OF LEASED PREMISES

Section 9.1. Release of Leased Premises.

The parties hereto reserve the right, at any time and from time to time, to amend this Lease to effect the release of and removal from this Lease and the leasehold estate created hereby of any part of or interest in the Leased Premises determined by the Authorized Lessee Representative to be no longer profitable to use and operate or to be non-essential for the proper operation of the Leased Premises as provided in Section 5.2 hereof.

Section 9.2. No Abatement or Diminution of Basic Rent.

No release, grant or conveyance effected under any of the provisions of this Lease shall entitle the Lessee to any abatement or diminution of the Basic Rent, Additional Payments or other amounts payable, or in any covenant, agreement or obligation of the Lessee, under this Lease.

Section 9.3. Granting Easements.

At any time, the Lessor at the request of the Lessee shall grant or release, as the case may be, with or without consideration, those easements, licenses, rights-of-way (including without limitation, the dedication of public highways), party wall rights and rights of lateral support and other rights or privileges in the nature of easements with respect to the Leased Premises which may be lawful and reasonably required in connection with the proper and efficient use and operation of the Leased Premises provided the Lessee has delivered to Lessor at least ten (10) days prior to the effectiveness of the executed grant or release:

(a)	a copy of the instrument of grant or release;

(b)	a written application signed by the Authorized Lessee Representative on behalf of the Lessee requesting the due execution and delivery of that instrument or document; and

(c)	a certificate of an attorney satisfactory to the Lessor or a Consultant stating that in his or her opinion the grant or release;

(i)	will not interfere with the use of the Leased Premises as Hospital Facilities, and

(ii)	will not destroy means of ingress to and egress from the Leased Premises.

ARTICLE X

ASSIGNMENT, SUBLEASING AND SELLING

Section 10.1. Assignment and Subleasing by Lessee.

No consent is required with respect to any subleases from the Lessee to others, or with respect to any grants to others of the right to occupy and use a part of the Leased Premises (a) in effect on the date of delivery hereof or for extensions of those subleases or grants, if a copy of, or a writing describing fully, the sublease or grant has been provided to the Lessor prior to the date of delivery hereof and a copy of, or a writing describing fully, the extension is provided to the Lessor prior to the delivery thereof, or (b) to take effect in the future, if such future sublease or grant, or such future extension of either or of an existing sublease or grant not covered by (a), above, is to a for-profit or not-for-profit corporation which controls, is controlled by, or is under common control with the Lessee and either (i) the amount if any, by which the fair market value of such sublease, grant, or extension at the date thereof, taking into account the extent and duration thereof, exceeds the value of any consideration received or to be received by the Lessee in connection therewith, is not greater than five percent (5%) of the Lessee’s total unrestricted funds, as shown on the audited financial statements of the Lessee for the most recent Fiscal Year for which such financial statements are available, or (ii) the Lessee gives prior written notice of such sublease, grant or extension to the Lessor, which notice shall indicate the value thereof and shall be accompanied by a report of a Consultant that the same will not impair the Lessee’s ability to pay during the two (2) full Fiscal Years immediately following the Fiscal Year in which such sublease, grant, or extension is to take place, all of the Lessee’s expenses in connection with the operation, maintenance and repair of the Leased Premises, all Basic Rent, Additional Payments and other amounts payable under this Lease, and all other obligations of the Lessee.

With the exceptions stated in the preceding paragraph and paragraphs (a), (b) and (c) below, this Lease may be assigned by the Lessee to others in whole or in part, and the Lessee may sublease or grant to others the right to occupy and use the Leased Premises in whole or in part, only if the consent of Lessor is obtained therefor, which will not be unreasonably withheld and the assignment, sublease or grant does not impair the usefulness or operation of the Leased Premises as Hospital Facilities.

The foregoing provisions of this Section shall not apply to or be required for assignments, subleases or grants:

(a)	to facilitate the provision of Hospital Specialty Services, as defined below;

(b)	to facilitate the provision of Convenience Activities, as defined below;

(c)

to provide office space and equipment for the practice of medicine, dentistry and allied health professions to members of the Lessee’s medical and dental staff who have teaching or administrative responsibilities relating to the Lessee;

provided that:

(i)	each assignment, sublease and grant shall be subject to the terms of this Lease, and

(ii)	no assignment, sublease or grant shall relieve the Lessee of any of its covenants, agreements or obligations under this Lease.

“Convenience Activities” means patient or employee convenience activities, such as, without limitation, gift shops, snack shops, barber and beauty shops, doctors’ and dentists’ accommodations, flower shops, counseling services, pharmaceutical sales and services, and living accommodations for persons providing services within, or for persons who are visitors to, the Leased Premises.

“Hospital Specialty Services” means services related to the operation of the Leased Premises as Hospital Facilities, including without limitation, the operation of the Leased Premises as a provider of behavioral health services or in connection with the practice of psychiatry, psychology, pathology, radiology, physical medicine, anesthesiology, electro-cardiology, physical therapy, emergency room operations, data and word processing operations, and pharmaceutical sales and services.

Section 10.2. Restrictions on Transfer and Encumbrances of Leased Premises by Lessor.

Except as provided otherwise in this Lease, the Lessor covenants and agrees that it will not:

(a)	sell, assign, transfer, convey, lease or otherwise dispose of its interests in the Leased Premises or any part thereof, during the Lease Term,

(b)	create or suffer to be created any lien or encumbrance on the Leased Premises, or any part thereof, except liens or encumbrances for taxes, governmental charges and special assessments, or

(c)

make any pledge or assignment of or create any lien or encumbrance upon the rents, revenues and receipts derived from the sale, assignment, transfer, conveyance, lease or other disposition of its interests in the Leased Premises, or any part thereof.

ARTICLE XI

OPTIONS IN FAVOR OF LESSEE

Section 11.1. Option to Renew Lease.

Provided Lessee is not at the time in default under this Lease, Lessee is granted the option to renew the Lease for an additional period of fifty (50) years, commencing on June 15, 2037 or, if later, the day following the Termination Date, and ending fifty (50) years thereafter and Lessor agrees that it will so renew the Lease, at the expiration of the Lease Term upon the same terms and conditions as provided herein. The mere act of holding over the Leased

Premises past the expiration of the Lease Term shall constitute notice of the exercise of Lessee’s right of renewal. Except for the payment of rent in the amount of one dollar ($1.00) per year, payable in full within thirty (30) days of the receipt by Lessee of Lessor’s written demand, no further act of the Lessee shall be necessary to renew the Lease.

No further action of the Board of Commissioners shall be required to authorize or effect the renewal granted by this Lease but upon the payment to the Lessor of the rent described in the preceding paragraph, any two (2) members of the Board of Commissioners shall be and are hereby authorized and directed to execute and deliver any and all documents or instruments necessary or appropriate to effect said renewal to Lessee.

Section 11.2. Option to Terminate Lease.

The Lessee is granted hereby the option to terminate this Lease if any of the following or any combination of the following shall have occurred to the Leased Premises and, in the cases of events described in subparagraphs (a) or (b), it shall have been determined pursuant to this Lease not to repair, rebuild or restore the Existing Facilities.

(a)

The Leased Premises shall have been damaged or destroyed (i) to such an extent that it or they cannot be expected reasonably to be repaired, rebuilt or restored, within a period of twenty-four (24) months from the commencement of repair, rebuilding or restoration, to the condition thereof immediately preceding the damage or destruction, (ii) to such an extent that the Lessee is expected reasonably to be prevented thereby from carrying on its normal operations therein or thereon for a period of more than twenty-four (24) months, or (iii) to such an extent that the cost of repair, rebuilding or restoration thereof would exceed twenty-five percent (25%) of the then appraised value of the Existing Facilities.

(b)

Title to, or the temporary use of, all or any part of the Leased Premises shall have been taken under the exercise of the power of eminent domain by any governmental authority or other person, acting under governmental authority, (i) to such an extent that it or they cannot be expected reasonably to be restored, within a period of twenty-four (24) months from the commencement of restoration, to a condition of usefulness comparable to that existing prior to the taking, or (ii) to such an extent that the Lessee is expected reasonably to be prevented thereby from carrying on its normal operations therein or thereon for a period of more than twenty-four (24) months.

(c)

As a result of (i) any changes in the Constitution of the State or the Constitution of the United States of America, any legislative or administrative action (whether local, State or federal), or (ii) any final decree, judgment or order of any court or administrative body (whether State or federal) entered after a contest in good faith by the Lessor or the Lessee if, in the opinion of Independent Counsel acceptable to the Lessor, there is no basis which could be argued in good faith upon which to contest the decree, judgment or order: (A) this Lease shall have become void, unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Lease, or (B) unreasonable burdens or excessive liabilities shall have been imposed upon the Lessor or the Lessee with respect to Leased Premises or the use or operation thereof, including without limitation, the imposition of federal, State or other ad valorem, property, income or other taxes which are not imposed on the date of delivery of this Lease, other than the levy of ad valorem taxes levied at present upon privately-owned property used for the same general purpose as the Leased Premises.

To exercise that option, within ninety (90) days following the event authorizing that exercise, or at any time during the continuation of any condition referred to in subparagraph (c) above, the Lessee shall give written notice to the Lessor.

The mutual agreements contained in this Section 11.2 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Lease and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

Section 11.3. Agreement to Purchase Lessor’s Interest in Leased Premises.

Pursuant to the Act, the Lessee shall have the right to purchase all interests of the Lessor in the Leased Premises by payment of:

(a)	such amount as shall be agreed, not to exceed the fair market value as determined by an appraiser who is a member of a nationally recognized organization that certifies real estate appraisers; and

(b)

an amount of money (or provision therefor satisfactory to the Lessor) equal to the Additional Payments and other amounts payable under the Lease accrued and to accrue until the date of transfer to Lessee;

provided, however, that the Lessor may agree with the Lessee, to transfer Lessor’s title to the Lessee without making the payments required under (b) above so long as simultaneously with such transfer the Lessee shall lease the Leased Premises to the Lessor and the Lessor shall lease the Leased Premises back to the Lessee under a lease in a form satisfactory to the Lessee and Lessor.

Section 11.4. Conveyance on Agreement to Purchase.

Upon transfer pursuant to Section 11.3 and upon payment of all amounts payable by the Lessee in connection therewith, the Lessor will deliver, or cause to be delivered, to the Lessee instruments and documents conveying to the Lessee all of the Lessor’s interests in the Leased Premises, subject to:

(a)	liens and encumbrances, if any, to which title to the Leased Premises was subject when this Lease was executed;

(b)	liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented;

(c)	liens and encumbrances for taxes, governmental charges or special assessments not then delinquent;

(d)	liens and encumbrances resulting from the failure of the Lessee to observe or perform any of its covenants, agreements or obligations under the Lease; and

(e)	such other exceptions as may be agreed.

ARTICLE XII

EVENTS OF DEFAULT AND REMEDIES

Section 12.1. Events of Default.

The following shall be “Events of Default” under this Lease:

(a)

Failure to pay any Basic Rent required to be paid hereunder on or prior to the applicable payment date, and continuance of that failure for thirty (30) days after receipt of written notice from the Lessor of such failure.

(b)

Except as noted in subparagraph (c) below explicitly with reference to this subparagraph, failure to administer, maintain and operate the Leased Premises as Hospital Facilities, as contemplated in the Act, or failure to provide the services of the Leased Premises without regard to race, creed, color or national origin, or to comply with Section 2.4 hereof.

(c)

Except upon an event of Force Majeure (as provided below) or as provided below in this subparagraph, failure to observe or perform any covenant, agreement or obligation on the Lessee’s part to be observed or performed under the Lease, other than as referred to in subparagraphs (a), (b), (d), (e) or (f) of this Section, for a period of ninety (90) days after written notice, by registered or certified mail, is given to the Lessee by the Lessor, of that failure requesting that it be remedied, unless the Lessor agrees in writing to an extension of that ninety (90) day period prior to its expiration, provided, however, that if the Lessee shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be reasonably completed within a period of ninety (90) days, that period shall be increased without a written extension to any extent which shall be necessary to enable the Lessee to complete the curative action diligently, and provided further that if the observance and performance of any covenant, agreement of obligation to which reference is made in subparagraph (b) or in this subparagraph shall be prevented by the application of federal or State wage, price or economic stabilization controls, cost containment requirements, restrictions on rates, charges or revenues of the Lessee, federal or state environmental laws or regulations or regulations or policies imposed by third party payment agencies (if governmental in the case of subparagraph (b) and whether governmental or private in the case of this subparagraph (c)), the inability to observe or perform that covenant, agreement or obligation shall not constitute an Event of Default,

(d)

Abandonment of the Leased Premises, or of any substantial part thereof, or of the operations thereon contemplated herein, and continuation of that abandonment for a period of thirty (30) days after written notice is given to the Lessee by the Lessor of the abandonment.

No event described in subparagraphs (c) and (d) of the preceding paragraph shall constitute an Event of Default hereunder if, by reason of an event of Force Majeure, the Lessee is unable in whole or in part to carry out the covenants, agreements and obligations to which subparagraph (c) applies, other than the covenants, agreements and obligations on the part of the Lessee to carry insurance and to pay Basic Rent, Additional Payments and other amounts payable under the Lease, or to which subparagraph (d) applies. The Lessee will give notice promptly to the Lessor of any event of Force Majeure and will use its best efforts to remedy that event with all reasonable dispatch, provided that the Lessee will not be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of any opposing Person, when in the Lessee’s judgment, that course would be unfavorable to it.

As used herein, “Force Majeure” means acts of God, fires, epidemics, landslides, floods, strikes, lockouts or other industrial disturbances, acts of public enemies, acts or orders of any kind of any governmental authority, insurrections, riots, civil disturbances, arrests, explosions, breakage or malfunctions of or accidents to machinery, transmission pipes or canals, partial or entire failures of utilities, shortages of labor, materials, supplies or transportation, lighting, earthquakes, hurricanes, tornadoes, storms or droughts, or any cause or event not reasonably within the control of the Lessee.

The declaration of an Event of Default and the exercise of remedies upon the declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding the declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 12.2. Remedies on Default.

Whenever any Event of Default under Section 12.1 of this Lease shall have occurred and be continuing, any one or more of the following remedial steps may be taken, provided, however, that if the event of Default is under Section 12.1(c) hereof, only the remedial steps provided in subparagraph (c) below may be taken:

(a)

The Lessor may declare all installments of Basic Rent, Additional Payments and other amounts payable under this Lease for the remainder of the Lease Term to be immediately due and payable, whereupon those installments of Basic Rent, Additional Payments and other amounts shall become due and payable immediately.

(b)	In accordance with applicable law, the Lessor may

(i)	enter and take possession of the Leased Premises, or any appropriate part thereof, without terminating this Lease,

(ii)

collect rentals and enforce all other remedies of the Lessee under any leases or, or assignment or grants of rights to use or occupy, the Leased Premises, or any part thereof, but without being deemed to have affirmed the leases, assignments or grants, and

(iii)

enter into new leases, assignments and grants on any terms which the Lessor may deem to be suitable for the Leased Premises, or any part thereof, which leases, assignment and grants shall not be terminated or affected if the Lessee cures the Event of Default.

Rentals and other amounts payable under the leases, assignments and grants described in clauses (ii) and (iii) of the preceding sentence may be applied by the Lessor to any costs of administration, operation, repair or maintenance of the Leased Premises, or any part thereof, as the Lessor may reasonably deem useful, and the remaining balance shall be applied to the payment of other amounts payable, or to become payable, under this Lease or otherwise in the order of priority to be determined by the Lessor in accordance with this Lease. Any balance of the rents and other amounts remaining thereafter shall be paid promptly to the Lessee by the Lessor in accordance with this Lease, and the Lessor may hold the Lessee liable for the difference between those rents and other amounts payable under this Lease.

(c)

The Lessor may take whatever action at law or in equity may appear necessary or desirable to collect the Basic Rent, Additional Payments and other amounts then payable, or to become payable, under this Lease, or to enforce the observance and performance of any covenant, agreement or obligation of the Lessee under this Lease.

Before any of the foregoing remedies may be exercised by the Lessor in connection with an Event of Default under subparagraph (b) of Section 12.1, the Board of Commissioners shall give written notice to the Lessee, that the Board of Commissioners believes that an Event of Default under that subparagraph may have occurred, specifying the charges or circumstances constituting the alleged Event of Default in sufficient detail that the Lessee will be advised fully of the nature of the charges made against it and will be able to prepare an adequate response thereto. The notice shall fix a date, time and place for a hearing, which shall be paid for by Lessee, before a hearing officer who shall be a member of the American Arbitration Association or any organization which is nationally recognized as performing the functions now performed by that Association who is knowledgeable concerning health care facilities reasonably comparable in size and type to the Leased Premises and who shall be mutually acceptable to the Lessee and the Board of Commissioners. The hearing shall be on the issue of whether an Event of Default has occurred. That date shall not be sooner than thirty (30) days following the giving of that notice.

At the date, time and place specified in the notice, unless the Board of Commissioners shall have withdrawn the notice, the Lessee shall be heard on the charges specified in the notice, shall be confronted with the evidence of the alleged Event of Default, shall have the right to examine and to cross-examine witnesses and may introduce any other evidence and testimony with respect to the alleged Event of Default which the Lessee desires. After the hearing is concluded, the hearing officer shall consider whether an Event of Default has occurred and shall report his findings or determinations to the Board of Commissioners and the Lessee.

If the hearing officer determines that an Event of Default has occurred, the Board of Commissioners may give notice of that determination to the Lessee, and of its intention to terminate this Lease as of a date not earlier than the 30th day following the giving of the notice. If on the date specified for termination, the determination shall not have been enjoined, annulled or otherwise suspended by any judicial authority or suspended or waived by the Board of Commissioners, this Lease shall be terminated, subject to reinstatement pursuant to Section 12.7 hereof.

Section 12.3. No Remedy Exclusive.

Unless provided otherwise herein explicitly, no right, power or remedy conferred upon or reserved to the Lessor in this Lease is intended to be exclusive of any other available right, power or remedy, but each right, power and remedy shall be cumulative and shall be in addition to every other right, power, and remedy available under this Lease or existing now or hereafter at law, in equity, by statute or otherwise, but only to the extent necessary for the protection and benefit of the Lessor. The exercise, the beginning of the exercise, or the partial exercise by the Lessor of any one or more rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all other rights, powers or remedies. No delay or omission in the exercise of any right, power or remedy accruing upon any Event of Default shall impair any other right, power or remedy or shall be construed to be a waiver of the Event of Default, but any right, power or remedy may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor to exercise any right, power or remedy reserved to it in this Article, it shall not be necessary to give any notice, other than as may be required expressly herein.

Section 12.4. Agreement to Pay Attorneys’ Fees and Expenses.

In the event that there is an Event of Default or that it shall become necessary for the Lessor, to employ attorneys or to incur other expenses to collect Basic Rent, Additional Payment or other amounts payable, or to enforce observance or performance of any covenant, agreement or other obligation on the part of the Lessee under this Lease, the Lessee, on demand therefor, shall reimburse the reasonable fees and expenses of those attorneys, to the extent permitted by law, and will reimburse the other reasonable expenses so incurred.

If any attorneys’ fees or other expenses are not so reimbursed, the amount thereof, together with interest thereon at the Interest Rate for Advances from the date of incurrence by the

Lessor, shall constitute Additional Payments, and shall be paid by the Lessee on demand. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of those Additional Payments, except as limited by law or by judicial order or decision.

Section 12.5. No Additional Waiver Implied by One Waiver.

In the event that any covenant, agreement or other obligation under this Lease should be breached by either the Lessee or the Lessor and the breach should be waived thereafter by the Lessee or the Lessor, as the case may be, the waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other or any subsequent breach thereunder. No failure by the Lessor to insist upon the strict observance or performance by the Lessee of any covenant, agreement or obligation under this Lease, and no failure to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any right to strict observance or performance or a waiver of any breach. No express waiver shall be deemed to apply to any other breach or existing or subsequent right to remedy the failure by the Lessee to observe or perform any covenant, agreement or obligation under this Lease.

Section 12.6. Waiver of Appraisement, Valuation and Other Laws.

In the event that there is an Event of Default under this Lease and the Lessee does not contest the existence of the Event of Default, the Lessee covenants and agrees to waive the benefit of all appraisement, valuation, stay, extension or redemption laws in force from time to time, and all right of appraisement and redemption to which it may be entitled, to the extent that the Lessee may lawfully do so.

Section 12.7. Reinstatement.

Notwithstanding any termination of this Lease, or the exercise of any other right, power or remedy in accordance with the provisions of Section 12.2, prior to the entry of a judgment in a court of law or equity for enforcement hereof after an opportunity for the Lessee to be heard, the Lessee may:

(a)	at any time pay, or provide by deposit with the Lessor in a form and amount satisfactory to the Lessor for,

(i)

all accrued and unpaid Basic Rent, Additional Payments and other amounts payable under this Lease (except Basic Rent, Additional Payments and other amounts accelerated pursuant to Section 12.2 hereof), and

(ii)	all costs and expenses of the Lessor occasioned by the Event of Default, and

(b)	cure to the satisfaction of the Lessor all other Events of Default then capable of being cured.

Upon that payment, deposit and cure (1) this Lease shall be reinstated fully, as if it had never been terminated, (2) the Lessee shall be restored to the use, occupancy and possession of the Leased Premises, and (3) that payment, deposit and cure shall constitute ipso facto a waiver of the Event of Default and its consequences and an automatic rescission and annulment of any declaration of acceleration under Section 12.2(a).

Section 12.8. Right to Observe and Perform Covenants, Agreements and Obligations.

If the Lessee shall fail to pay when due and payable any Additional Payment or other amount payable, or to observe or perform any covenant, agreement or obligation, under the Lease, the Lessor, without demand upon the Lessee and without waiving or releasing any covenant, agreement, obligation or Event of Default, upon ten (10) days’ written notice to the Lessee (except that under emergency conditions, the ten (10) day period shall not be required), may:

(a)	make that payment or perform that covenant, agreement or obligation for the amount and at the expense of the Lessee, although the Lessor, shall not be under any obligation to do so,

(b)	enter upon the Leased Premises, or any part thereof, for that purpose, and

(c)	take any action which, in the opinion of the Lessor may be necessary or appropriate therefor.

All payments so made by the Lessor and all costs, fees and expenses (including, without limitation, to the extent permitted by law, attorneys’ fees and expenses) incurred in connection therewith or in connection with the making of that payment or the observance or performance of that covenant, agreement or obligation by the Lessor, together with interest thereon at the Interest Rate for Advances from the date of payment or incurrence, shall constitute Additional Payments and shall be paid by the Lessee on demand. In any action brought to collect those Additional Payments, the Lessor shall be entitled to the recovery of the Additional Payments, except as limited by law or judicial order or decision.

Section 12.9. Notice of Default.

The Lessee will notify the Lessor immediately if the Lessee becomes aware of the occurrence of any Event of Default or any event which, with the passage of time, would become an Event of Default hereunder and which is not cured within the time provided in this Lease.

Section 12.10. Provision Subject to Applicable Law.

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

ARTICLE XIII

MISCELLANEOUS

Section 13.1. Surrender of Leased Premises.

Upon the termination of this Lease, unless the Lessee shall have exercised its option pursuant to Section 11.1 or unless a transfer to Lessee is made pursuant to Section 11.3 hereof, the Lessee covenants and agrees to surrender the Leased Premises to the Lessor peaceably and promptly, together with all appurtenances thereto and all movable equipment, furnishings and other personal property in or on the Leased Premises, leaving the Leased Premises in as good condition as prevailed at the time the Lessee was put in full possession thereof, provided that the foregoing covenants, agreements and obligations are subject to the rights of reinstatement pursuant to Section 12.7 hereof.

Section 13.2. Notices.

All notices, certificates, requests or other communications hereunder shall he given sufficiently and shall be deemed to have been given when mailed by registered or certified mail, postage prepaid, addressed to the appropriate Notice Address. The Lessee or the Lessor, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 13.3. Net Lease.

This Lease shall be deemed and construed to be a “net lease.” The Lessee shall pay absolutely net, during the Lease Term, the Basic Rent, Additional Payments and all other amounts payable under this Lease, free of any deductions, and without abatement or set-off, other than those for which provision is made expressly herein.

Section 13.4. Extent of Provisions Regarding Lessor, Observance and Performance of Provisions.

Each duty of the Lessor and of its officers and employees undertaken under this Lease, the resolution adopted by the Board of Commissioners authorizing the Lessor to enter into this Lease, is a duty enjoined specifically by law pursuant to Section 140.06(J), Ohio Revised Code, upon the Lessor and each of those officers and employees having authority thereunder or by provision of law to perform that duty, resulting from an office, trust or station, within the meaning of Section 2731.01, Ohio Revised Code, providing for enforcement by writ of mandamus.

All representations, warranties, covenants, agreements and obligations of the Lessor under this Lease shall be effective to the extent authorized and permitted by applicable law. None of those representations, warranties, covenants, agreements or obligations shall be deemed to be a representation, warranty, covenant, agreement or obligation of any present or future member, officer, agent or employee of the Lessor or of the Board of Commissioners in other than his or her official capacity.

Section 13.5. Binding Effect.

This Lease shall inure to the benefit of and shall be binding upon the Lessor, the Lessee and their respective permitted successors and assigns, subject, however, to the specific provisions hereof.

The Lessor will observe and perform faithfully at all times all covenants, agreements and obligations under this Lease, and in all proceedings of its Board of Commissioners pertaining to the Leased Premises and the Lease.

Each covenant, agreement and obligation of the Lessor under this Lease is binding upon each officer of the Lessor who may have the authority or duty from time to time under law to take any action which may be necessary to observe or perform that covenant, agreement or obligation.

Section 13.6. Amendment, Changes and Modifications.

This Lease may be amended, changed, modified or altered only in writing signed by the Lessor and the Lessee.

Section 13.7. Execution Counterparts.

This Lease may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same lease.

Section 13.8. Severability.

In case any section or provision of this Lease, or any covenant, agreement, obligation or action, or part thereof, made, assumed, entered into or taken, or any application thereof, is held to be illegal or invalid for any reason:

(a)

that illegality or invalidity shall not affect the remainder hereof or thereof, any other section or provision hereof, or any other covenant, agreement, obligation or action, or part thereof, made, assumed, entered into or taken, all of which shall be construed and enforced as if the illegal or invalid portion were not contained herein or therein,

(b)	the illegality or invalidity of any application hereof or thereof shall not affect any legal and valid application hereof or thereof, and

(c)

each section, provision, covenant, agreement, obligation or action, or part thereof, shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law.

Section 13.9. Captions.

The captions and headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease.

Section 13.10. Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the State.

Section 13.11. Survival of Representations and Warranties.

All representations and warranties of the Lessee and the Lessor herein shall survive the execution and delivery of this Lease.

Section 13.12. Additional Agreements.

In accordance with Section 140.03 (C)(10) and in furtherance of the public purposes of the Act, in the event Lessee is in default hereunder and any permitted sublessee of Lessee is not in default under its sublease, then Lessor shall recognize the rights of such permitted sublessee to continue performance under its sublease. Lessor upon request of the Lessee and confirmation that a sublessee is a permitted sublessee under this Lease shall (a) enter into attornment agreements with the sublessee confirming the status of the Lease, its agreement to allow the sublessee to perform as provided in the previous sentence and to provide estoppel certificates confirming the status of the Lease not more frequently than once a year.

IN WITNESS WHEREOF, this Lease has been duly executed and delivered for and in the name and on behalf of the Lessor and the Lessee by their duly authorized officers as of the date hereinbefore written.

Lessor:		Lessee:

COUNTY OF LAKE, OHIO		LAKE HOSPITAL SYSTEM, INC.

By:	/s/ DANIEL P. TROY	By:	/s/ CYNTHIA MOORE-HARDY
	Commissioner		Cynthia Moore-Hardy, President and CEO

By:	/s/ ROBERT E. AUFULDISH
Commissioner

And:	/s/ RAYMOND E. SINES
Commissioner

The legal form and substance of the written instrument is hereby approved.

Prosecuting Attorney, County of Lake, Ohio

By:	/s/ Illegible
Assistant Prosecuting Attorney County of Lake, Ohio

STATE OF OHIO	)
) ss:
COUNTY OF LAKE	)

On this 21st day of December 2004, before me, a Notary Public in and for the foregoing County and State, personally appeared Daniel P. Troy, Robert E. Aufuldish and Raymond E. Sines, members of the Board of County Commissioners of the County of Lake, Ohio, a county and political subdivision in and of the State, who acknowledged their execution of the foregoing instrument as those officers of that County for and in the name and on behalf of that County and by authority of its Board of County Commissioners, and that the execution of that instrument is their voluntary act and deed as those officers on behalf of that County and the voluntary act and deed of that County.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

[SEAL]	/s/ AMY ELSZASz
Notary Public [Notary Stamp]

STATE OF OHIO	)
) ss:
COUNTY OF LAKE	)

On this 27th day of December 2004, respectively, before me, a Notary Public in and for the foregoing County and State, personally appeared Cynthia Moore-Hardy, President and Chief Executive Officer of Lake Hospital System, Inc., who acknowledged her execution of the foregoing instrument as such officer of that corporation for and in the name and on behalf of that corporation and by authority granted pursuant to its articles of incorporation, its code of regulations and by its Board of Directors, and that the execution of that instrument is their voluntary act and deed as those officers, respectively, and the voluntary and corporate act and deed of that corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

[SEAL]	/s/ ARTHUR L. COBB
Notary Public [Notary Stamp]

This instrument was prepared by:

Arthur L. Cobb, Esq.

Hahn Loeser & Parks LLP

3300 BP Tower

200 Public Square

Cleveland, Ohio 44114-2301

216.621.0150

FISCAL OFFICER’S CERTIFICATE

The undersigned, fiscal officer of the Lessor under the foregoing Lease, hereby certifies that the moneys required to meet the obligations of the Lessor during the year 2004 under the foregoing Lease have been appropriated lawfully by the Board of County Commissioners of the Lessor for that purpose and are in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

Dated: 12.22.2004	/s/ Illegible
County Auditor, County of Lake, Ohio

EXHIBIT A

LEGAL DESCRIPTION

Parcel No.l

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further bounded and described as follows:

Beginning at an iron pin in the south line of said Lot No.3, Tract 14, said iron pin being South 89° 02’ 35” East, 327.33 ft. from the Southwest corner of said Lot and Tract;

Thence North 0° 30’ 00” East, 186.00 ft. to a point;

Thence North 40° 42’ 59” East, 600.57 ft. to a point;

Thence South 0° 57’ 25” West, 63.00 ft. to a point;

Thence South 30° 00’ 25” East, 81.63 ft. to a point;

Thence South 60° 26’ 22” East, 251.93 ft. to a point;

Thence South 21° 01’ 35” East, 425.00 ft. to a point;

Thence North 89° 02’ 35” West, 805.00 ft. along the South line of said Lot No.3, Tract 14 to the place of beginning, 7.23 acres of land, be the same more or less, but subject to all legal highways.

Parcel No.2 (30’ Ingress and Egress Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 126.0 ft. to a point;

Thence along a centerline of a 50 ft. wide roadway easement North 43° 40’ East, 132.00 ft. to a point of curvature;

Thence along a curve deflecting to the left, having a radius of 290.00 ft., an arc length of 113.04 ft., a chord length of 112.32 ft. which bears North 32° 30’ East to a point of tangency;

Thence North 21° 20’ East, 36.00 ft. to a point of curvature;

Thence along a curve deflecting to the left having a radius of 187.00 ft., an arc length of 127.98 ft., a chord length of 125.50 which bears North 1° 43’ 36” East to the principal place of beginning;

Thence North 15° 27’ 35” West along the centerline of said 30 ft. wide easement, 295.0 ft. to a point;

Thence North 74° 15’ 25” East continuing along the said centerline of 30 ft. wide easement, 272.6 ft. to a point;

Thence North 1° 08’ 36” East continuing along the said centerline of 30 ft. wide easement, 184.22 ft. to a point on the southerly right of way line of Euclid Avenue, said point being the terminus of the above described easement.

Parcel No.3 (Aerial Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 425.00 ft. to a point;

Thence North 60° 26’ 22” West, 115 ft. to the principal place of beginning;

Thence along the centerline of a 30 ft. wide aerial easement, North 50° 00” East 93.5 ft. to the Lake County Memorial Hospital Building;

The lower limits of said aerial easement will be about 15 ft. above the existing drive.

Parcel No.4 (Sanitary Sewer Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 126.00 ft. to the principal place of beginning;

Thence along the centerline of a 20 ft. wide easement, North 71° 05’ 45” East, 397.77 ft. to the terminus of said easement.

Parcel No.5 (50’ Roadway Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 126.0 ft. to the principal place of beginning;

Thence along the centerline of a 50 ft. wide roadway easement North 43° 40’ East, 132.00 ft. to a point of curvature;

Thence along a curve deflecting to the left, having a radius of 290.00 ft., an arc distance of 113.04 ft., a chord length of 112.32 ft. which bears North 32° 30’ East to a point of tangnecy;

Thence North 21° 20’ East, 36.00 ft. to a point of curvature;

Thence along a curve deflecting to the left having a radius of 187.00 ft., an arc length of 127.98 ft., a chord length of 125.50 ft. which bears North 1° 43’ 36” East to the terminus of said easement.

Parcel No.6 (Ingress & Egress Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at a point in the lease line between Ridgecliff Hospital and Lake County Memorial Hospital, said point being North 21° 02’ 35” West, 425.0 ft. from the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 29° 33’ 38” East, 15.00 ft. to the principal place of beginning of a 30 ft. wide easement;

Thence along the centerline of said 30 ft. wide easement, North 60° 26’ 22” West, 247.85 ft. to a point;

Thence North 30° 00’ 25” West, 73.40 ft. to a point;

Thence North 0° 57’ 25” East, 61.04 ft. to a point;

Thence North 15° 40’ West, 147.18 ft. to the Southerly right of way line of Euclid Avenue (60 ft. wide) and the terminus of said easement.

Parcel No. 7 (Water Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 425.00 ft. to a point;

Thence North 60° 26’ 22” West, 212.0 ft. to the principal place of beginning;

Thence along the centerline of a 20 ft. wide easement, North 75° 00’ East, 75 ft. to a point and the terminus of said easement.

Parcel No. 8 (Electrical Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No. 3, Tract 14 and is further described as follows:

Beginning at the most northerly corner of the lease parcel for Ridgecliff Hospital, thence South 40° 42’ 59” West 12.01 ft. to the principal place of beginning for the centerline of a 20 ft. wide easement.

Thence along the said centerline, 151.64 ft. to a point on the Southerly right of way of Euclid Avenue (60 ft. wide) and the terminus of said easement.

Parcel No. 9 (East Ohio Gas Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 425.00 ft. to a point;

Thence North 60° 26’ 22” West, 90 ft. to the principal place of beginning;

Thence along the centerline of a 20 ft. wide easement, North 50° 00’ East, 45 ft. to a point and the terminus of said easement.

Parcel No. 10 (Storm Sewer Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further bounded and described as follows:

Beginning at the most Southeasterly corner of lease parcel for Ridgecliff Hospital;

Thence North 21° 02’ 35” West, 425.00 ft. to a point;

Thence North 60° 26’ 22” West 49 ft. to the principal place of beginning;

Thence continuing North 60° 26’ 22” West, 20.00 ft. to a point;

Thence North 29° 33’ 38” East, 15.00 ft. to a point;

Thence South 60° 26’ 22” East, 20.00 ft. to a point;

Thence South 29° 33’ 38” West, 15.00 ft. to the principal place of beginning containing 300.00 square feet of land.

Parcel No.11 (25’ Drainage Easement)

Situated in the City of Willoughby, County of Lake, State of Ohio and known as being part of Original Willoughby Township Lot No.3, Tract 14 and is further bounded and described as follows:

Beginning at the most Northerly corner of lease parcel for Ridgecliff Hospital, thence South 40° 42’ 59” West, 85 ft. to the principal place of beginning;

Thence South 40° 42’ 59” West, 412 ft. to a point;

Thence North 49° 17’ 01” West, 25.00 ft. to a point;

Thence North 40° 42’ 59” East, 412 ft. to a point;

Thence South 49° 17’ 01” East, 25.00 ft. to the principal place of beginning, containing 10,300 square feet of land.

20495L

April 8, 1997

Exhibit B

- New Fire Plan Access
Euclid Ave
Euclid Ave
Rt 20
North
LAKEWEST HOSPITAL
36000 EUCLID AVENUE
WILLOUGHBY, OHIO
44094-4662
3rd Shift
2nd Shift Parking
Main Entrance
On Call, Clergy, Etc.
LAKE WEST HOSPITAL
New South Addition Bldg
Lowe's Dept Store
Robinhood Drive
Visitors & Patients
2nd Shift Parking
Physicians Parking Only
9 Spaces
Physicians Parking Only
17 Spaces
LAURELWOOD HOSPITAL

PHYSICAN PARKING RELOCATION AS OF NOVEMBER 8TH